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As Filed with the Securities and Exchange Commission on May 15 , 2007 File No. 333-140567.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

J-KAN, INC.
(Name of small business issuer in its charter)
Arkansas	5812	71-0822436
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1823 Phoenix Avenue

 Ft. Smith, Arkansas 72903

(479) 461-6810

(Address and telephone number of principal executive offices and principal place of business)

Jerry W. Neel, Jr.

1823 Phoenix Avenue

Ft. Smith, Arkansas 72903

(479) 461-6810

(Name, address and telephone number of agent for service)

Copies to:

Harrison Law, P.A.

Diane J. Harrison, Esq.

6860 Gulfport Blvd. South No. 162, S. Pasadena, FL 33707

Telephone 941-723-7564 Facsimile: 941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

i

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock par value $0.01 (2)	1,686,000	$1.00	$1,686,000.00	$180.40
Total	1,686,000	$1.00	$1,686,000.00	$180.40
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) 1,686,000 shares of common stock relate to the Resale Offering by forty-five (45) selling security holders. This includes 1,168,000 shares beneficially owned by our current officers, directors and affiliated persons.

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The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated May 15 , 2007

J-KAN, INC.
The Securities Being Offered by J-Kan, Inc. Are Shares of Common Stock
Shares offered by Security Holders:	1,686,000

This prospectus relates to 1,686,000 shares of which are owned as of December 15, 2006 and being offered in the Resale Offering, by the security holders named in this prospectus under the caption "Selling Security Holders." The selling security holders may use the services of participating brokers/dealers licensed by the National Association of Securities Dealers, Inc., each of which will receive a commission from the shares offered and sold by such participating broker/dealer. Affiliated and non-affiliated selling security holders must sell their shares at the fixed price of $1.00 per share for the duration of this offering or until we are quoted on the OTCBB or listed on a securities exchange and then they may sell at market prices or in negotiated private transactions ..  Our selling security holders are underwriters as defined in the Securities Act of 1933.

Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price.  Our common stock is presently not traded on any market or securities exchange. It is our intention to seek quotation on the OTC Bulletin Board (“OTCBB”) subsequent to the date of this prospectus. There is no assurance our application to the NASD will be approved.

The purchasers of common stock in this offering may be receiving an illiquid security.

We will not receive any proceeds from the resale of shares of common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 2 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Resale Offering	$1.00	$1,686,000.00
Underwriting Discounts and Commissions Resale Offering	-0-	-0-
Proceeds to J-Kan, Inc. (1)	-0-	-0-
(1) J-Kan will not receive any of the proceeds however we will pay the offering costs of this registration statement.

The date of this prospectus is ____________, 2007

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TABLE OF CONTENTS

PROSPECTUS SUMMARY
RISK FACTORS
Risks Related to the Company
Risks Related to this Offering
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF BUSINESS
Business Development
Our Business
Reports to Security Holders
LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
Our Business
Results of Operations
Liquidity & Capital Resources
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
AUDIT COMMITTEE
DISCLOSURE CONTROLS AND PROCEDURES
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
WHERE YOU CAN FIND MORE INFORMATION
FINANCIAL STATEMENTS
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Indemnification of Directors and Officers
Other Expenses of Issuance and Distribution
Recent Sales of Unregistered Securities
Index of Exhibits
Undertakings
SIGNATURES

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding J-Kan, Inc. (“Us,” “We,” “Our,” "J-KAN,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business:

J-Kan, Inc. specializes in Bar-B-Q style food.  We operate a restaurant and a catering business in Ft. Smith, Arkansas under the names Jerry Neel’s Barbeque and Jerry Neel’s Catering, respectively ..  J-Kan has been doing business under their current corporate name since September 4, 1998.  Prior to this, it was conducting business under the name Neel’s Food Service, Inc., and was doing so since June 18, 1976.  Neel’s Food Service, Inc. was owned by Jerry and Sandra Neel, the parents of Jerry “Jake” Neel, Jr.  Jerry “Jake” Neel and his wife Marisu bought the business, Jerry Neel’s Barbeque, from his parents in 1998 and organized under the corporate name J-Kan, Inc.  J-Kan, Inc. purchased all of the stock in Neel’s Food Service, Inc. which operated Jerry Neel’s Barbeque.

We kept the restaurant and catering businesses at the original location in Ft. Smith, where they have been operating for over thirty (30) years.   We believe Jerry Neel’s has established a solid reputation ..  The Company believes that it has significant clientele and provides what we believe to be the top “hometown” barbeque restaurant in Ft. Smith.  We operate as a family style restaurant with an emphasis on quality of food and customer service. We operate our restaurant in a town of approximately 80,000 in population and the business license department in Ft. Smith shows our restaurant as the only licensed barbeque restaurant in Ft. Smith.  In addition, Jerry Neel’s Barbeque is the only barbeque restaurant to offer eat-in, order to go, and drive-up window service in Ft. Smith, Arkansas.  We offer the same food through our catering business.

J-Kan’s facility is in a leased, one story building situated on a main thoroughfare.  The building was built in 1977 and is 4,000 square feet in size. The building is comprised of 2,300 square feet of food preparation area, 1,500 square feet of dining area, which seats eighty-eight (88) patrons, and a 200 square foot office. The Company considers its restaurant to be the largest barbeque restaurant in Ft. Smith.  We are open for lunch and dinner from 10:30 a.m. until 9:00 p.m. Monday through Saturday.  Our restaurant is dark every Sunday.

Our fiscal year begins August 1st and ends on July 31st of each year.

Our State of Organization:

We were incorporated in Arkansas on June 18, 1976 under the name Neel’s Food Service, Inc.  When the business was purchased by Jerry “Jake” Neel and his wife Marisu in 1998 the corporate name was changed to J-Kan, Inc. J-Kan, Inc. owns 100% of the stock of Neel’s Food Service, Inc. and the restaurant still operates under the name Jerry Neel’s Barbeque.  Our principal executive offices are located at 1823 Phoenix Avenue, Ft. Smith, Arkansas 72903. Our phone number is (479) 461-6810.

The Offering
Number of Shares Being Offered:

The selling security holders are offering to sell up to 1,686,000 shares of common stock at $1.00 per share. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.  Affiliated and Non-affiliated selling security holders must sell their stock at the fixed price of $1.00 per share for the duration of this offering or until our securities become quoted on a securities exchange and thereafter at market prices or in negotiated private transactions. ..  Selling shareholders are “underwriters” as defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering:

1,686,000 shares of our common stock are issued and outstanding. We have no other securities issued.  The 1,686,000 shares of common stock to be sold under this Prospectus will be sold by existing shareholders. There is no established market for the common stock being registered. We intend to apply to the NASD’s OTC Bulletin Board for the trading of our common stock. We must secure a market maker to file a Form 211 application on our behalf.  As of the date of the filing of this registration statement, we have not agreed with any market maker to file a form 211 Application for us.  If our common stock becomes quoted and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of the sale. Trading of securities on the NASD’s OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

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Selected Financial Data
	As of January 31, 2007 (Unaudited)	As of January 31, 2006 (Unaudited)
Consolidated Balance Sheet
Total Assets	$ 300,688	$ 298,737
Total Liabilities (Current and Long-Term)	175,456	113,552
Stockholders Equity	125,232	185,185
Working Capital	(65,544)	(8,376)
Accumulated Deficit	124,389	184,685

Consolidated Statement of Operations
Revenue	$ 548,668	$ 588,586
Total Expense	556,747	511,378
Net Income (Loss)	(5,599)	80,149

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Related To the Company

(1) Intense Competition In The Restaurant Industry Could Make It More Difficult To Expand Our Business And Could Also Have A Negative Impact On Our Operating Results If Customers Favor Our Competitors Or We Are Forced To Change Our Pricing And Other Marketing Strategies to Compete.

The restaurant industry is highly competitive. In our market, our restaurant competes with a large number of national and regional restaurant chains, as well as locally owned restaurants, offering low and medium-priced fare. We also compete with convenience stores, delicatessens, and prepared food counters in grocery stores, supermarkets, cafeterias, and other purveyors of moderately priced and quickly prepared food.

Jerry Neel’s BBQ’s competitors include national restaurant chains, such as Chili’s, Friday’s, and Applebee’s as well as quick-service hamburger restaurant chains and other types of quick-casual restaurants. Our restaurant, although not a part of the quick-casual segment of the restaurant industry, competes with quick-service restaurants and traditional casual dining restaurants.

To remain competitive, we, as well as certain other major quick-casual and quick-service restaurant chains, have increasingly offered selected food items and combination meals at discounted prices. These changes in pricing and other marketing strategies have had, and in the future may continue to have, a negative impact on our sales and earnings.

(2) Factors Specific To The Quick-Casual And Quick-Service Restaurant Segments May Adversely Affect Our Results Of Operations, Which May Cause A Decrease In Earnings And Revenues.

The quick-casual and quick-service restaurant segments are highly competitive and can be materially adversely affected by many factors, including:

•

changes in local, regional or national economic conditions;

•

changes in demographic trends;

•

changes in consumer tastes;

•

changes in traffic patterns;

•

increases in fuel prices, including a continuation of the current relatively higher levels of gasoline prices;

•

consumer concerns about health and nutrition;

•

increases in the number of, and particular locations of, competing restaurants;

•

inflation;

•

increases in utility costs;

•

increases in the cost of food, such as beef and chicken, and packaging;

•

consumer dietary considerations;

•

increased labor costs, including healthcare and minimum wage requirements;

•

regional weather conditions; and

•

the availability of experienced management and hourly-paid employees.

(3) Our Continued Growth Depends On Our Ability To Open And Operate New Restaurants Profitably, Which In Turn Depends On Our Continued Access To Capital, And Newly Developed Restaurants May Not Perform As We Expect And We Cannot Assure You That Our Growth And Development Plans Will Be Achieved.

Our continued growth depends on our ability to develop additional Jerry Neel’s Barbeque restaurants. Development involves substantial risks, including the following:

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•

the inability to fund development;

•

development costs that exceed budgeted amounts;

•

delays in completion of construction;

•

the inability to obtain all necessary zoning and construction permits;

•

the inability to identify, or the unavailability of, suitable sites on acceptable leasing or purchase terms;

•

developed restaurants that do not achieve desired revenue or cash flow levels once opened;

•

incurring substantial unrecoverable costs in the event a development project is abandoned prior to completion;

•

the inability to recruit, train and retain managers and other employees necessary to staff each new restaurant;

•

changes in governmental rules, regulations and interpretations; and

•

changes in general economic and business conditions.

We cannot assure you that our growth and development plans can be achieved. Our development plans will require additional management, operational and financial resources. For example, we will be required to recruit and train managers and other personnel for each new restaurant. We cannot assure you that we will be able to manage our expanding operations effectively and our failure to do so could adversely affect our results of operations. In addition, our ability to open new restaurants and to grow, as well as our ability to meet other anticipated capital needs, will depend on our continued access to external financing, including borrowings under our senior credit facility. We cannot assure you that we will have access to the capital we need on acceptable terms or at all, which could materially adversely affect our business.

Additionally, we may encounter difficulties growing beyond our presence in our existing core markets. We cannot assure you that we will be able to successfully grow our market presence beyond the current key regions within our existing markets, as we may encounter well-established competitors in new areas. In addition, we may be unable to find attractive locations or successfully market our products as we attempt to expand beyond our existing market, as the competitive circumstances and consumer characteristics in these new areas may differ substantially from those in areas in which we currently operate. As a result of the foregoing, we cannot assure you that we will be able to successfully integrate or profitably operate new restaurants outside our market.

(4) Because We Currently Operate Only One Restaurant, Our Expansion Into New Markets May Present Increased Risks Due To Our Unfamiliarity With The Area.

We currently operate a single restaurant.  When we expand, some of our new restaurants will be located in areas where we have little or no meaningful experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new restaurants to be less successful than restaurants in our existing markets or to incur losses. An additional risk of expanding into new markets is the lack of market awareness of the Jerry Neel’s Barbeque brand. Restaurants opened in new markets may open at lower average weekly sales volumes than restaurants opened in existing markets, and may have higher restaurant-level operating expense ratios than in existing markets. Sales at restaurants opened in new markets may take longer to reach, or may never reach, average unit volumes, thereby adversely affecting our operating results. Opening new restaurants in areas in which we have little or no operating experience and in which potential customers may not be familiar with our restaurants may include costs related to the opening, operation and promotion of those restaurants that are substantially greater than those incurred by our restaurants in other areas. Even though we may incur substantial additional costs with respect to these new restaurants, they may attract fewer customers than our more established restaurants in existing markets.

(5) We Could Be Adversely Affected By Additional Instances Of “Mad Cow” Disease, “Avian” Flu Or Other Food-Borne Illness, As Well As Widespread Negative Publicity Regarding Food Quality, Illness, Injury Or Other Health Concerns.

Negative publicity about food quality, illness, injury or other health concerns (including health implications of obesity and transfatty acids) or similar issues stemming from one restaurant or a number of restaurants could materially adversely affect us, regardless of whether they pertain to our own restaurant or to restaurants owned or operated by other companies. For example, health concerns about the consumption of beef or chicken or specific events such as the outbreak of “mad cow” disease or “avian” flu could lead to changes in consumer preferences, reduce consumption of our products and adversely affect our financial performance. These events could reduce the available supply of beef or chicken or significantly raise the price of beef or chicken.

In addition, we cannot guarantee that our operational controls and employee training will be effective in preventing food-borne illnesses, food tampering and other food safety issues that may affect our restaurants. Food-borne illness or food tampering incidents could be caused by customers, employees or food suppliers and transporters and, therefore, could be outside of our control. Any publicity relating to health concerns or the perceived or specific outbreaks of food-borne illnesses, food tampering or other food safety issues attributed to one or more of our restaurants could result in a significant decrease in guest traffic in all of our restaurants and could have a material adverse effect on our results of operations. In addition, similar publicity or occurrences with respect to other restaurants or restaurant chains could also decrease our guest traffic and have a similar material adverse effect on us.

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(6) We Use Commodities Such as Meats, Fruits, Vegetables, Sugar and Other Raw Materials to Make Our Products That May Be Subject to Certain Price Pressures and if The Cost of Our Raw Materials Increases it May reduce Our Profits.

We have numerous sources from which to obtain our raw materials. However, we are exposed to the same economic risks associated with the factors that can affect commodities such as weather, market conditions or transportation related economic risks.  If the price of our raw materials increases significantly, it may reduce our margins and negatively affect our profits, if any.

(7) We May Incur Significant Liability Or Harm to our Reputation If Claims Are Brought Against Us.

We may be subject to complaints, regulatory proceedings or litigation from guests or other persons alleging food-related illness, injuries suffered in our premises or other food quality, health or operational concerns, including environmental claims. In addition, in recent years a number of restaurant companies have been subject to lawsuits, including class action lawsuits, alleging, among other things, violations of federal and state law regarding workplace and employment matters, discrimination, harassment, wrongful termination and wage, rest break, meal break and overtime compensation issues and, in the case of quick-service restaurants, alleging that they have failed to disclose the health risks associated with high-fat foods and that their marketing practices have encouraged obesity. We may also be subject to litigation or other actions initiated by governmental authorities, our employees and our franchisees, among others, based upon these and other matters. A significant judgment against us could have a material adverse effect on our financial performance or liquidity. Adverse publicity resulting from such allegations or occurrences or alleged discrimination or other operating issues stemming from our location or a future location, could adversely affect our business, regardless of whether the allegations are true, or whether we are ultimately held liable. Any cases filed against us could materially adversely affect us if we lose such cases and have to pay substantial damages or if we settle such cases. In addition, any such cases may materially and adversely affect our operations by increasing our litigation costs and diverting our attention and resources to address such actions. In addition, if a claim is successful, our insurance coverage may not cover or be adequate to cover all liabilities or losses and we may not be able to continue to maintain such insurance, or to obtain comparable insurance at a reasonable cost, if at all. If we suffer losses, liabilities or loss of income in excess of our insurance coverage or if our insurance does not cover such loss, liability or loss of income, there could be a material adverse effect on our results of operations.

(8) Changes In Consumer Taste Could Negatively Impact Our Business.

We obtain our revenues from the sale of barbeque foods. The quick-casual and quick-service restaurant segments are characterized by the frequent introduction of new products, often accompanied by substantial promotional campaigns and are subject to changing consumer preferences, tastes, and eating and purchasing habits. Our success depends on our ability to anticipate and respond to changing consumer preferences, tastes and eating and purchasing habits, as well other factors affecting the restaurant industry, including new market entrants and demographic changes. We may be forced to make changes in our menu items in order to respond to changes in consumer tastes or dining patterns, and we may lose customers who do not prefer the new menu items. In recent years, numerous companies in the quick-casual and quick-service restaurant segments have introduced products positioned to capitalize on the growing consumer preference for food products that are, or are perceived to be, healthy, nutritious, low in calories and low in fat content. If we do not continually develop and successfully introduce new menu offerings that appeal to changing consumer preferences or if we do not timely capitalize on new products, our operating results will suffer. In addition, any significant event that adversely affects consumption of our products, such as cost, changing tastes or health concerns, could adversely affect our financial performance.

(9) If A Significant Disruption In Service Or Supply By Any Of Our Suppliers Or Distributors Were To Occur, It Could Create Disruptions In The Operations Of Our Restaurants, Which Could Have A Material Adverse Effect On Our Business.

Our financial performance is dependent on our continuing ability to offer fresh, quality food at competitive prices. If a significant disruption in service or supply by certain of our suppliers or distributors were to occur, it could create disruptions in the operations of our restaurants, which could have a material adverse effect on us.

For our restaurant, we have negotiated directly with local and national suppliers for the purchase of food and beverage products and supplies. Our restaurants’ food and supplies are ordered from approved suppliers and are shipped via distributors to the restaurant. With respect to our distributors, if any of our distributors is unable to service us, this could lead to a material disruption of service or supply until a new distributor is engaged, which could have a material adverse effect on our business.

(10) If Labor Costs Increase, We May Not Be Able To Make A Corresponding Increase In Our Prices And Our Operating Results May Be Adversely Affected.

Wage rates for a substantial number of our employees are at or slightly above the minimum wage. As federal and/or state minimum wage rates increase, we may need to increase not only the wage rates of our minimum wage employees but also the wages paid to the

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employees at wage rates which are above the minimum wage, which will increase our costs. To the extent that we are not able to raise our prices to compensate for increases in wage rates, this could have a material adverse effect on our operating results.

(11) The Efficiency And Quality Of Our Competitors’ Advertising And Promotional Programs And The Extent And Cost Of Our Advertising Programs Could Have A Material Adverse Effect On Our Results Of Operations And Financial Condition.  Should our competitors increase spending on advertising and promotion, should the cost of television or radio advertising increase, should our advertising funds materially decrease for any reason, or should our advertising and promotion be less effective than our competitors’, there could be a material adverse effect on our results of operations and financial condition.

(12) Once We Have Expanded And Have Multiple Operational Restaurants, Each Newly Developed Restaurants May Reduce Sales At Our Existing Restaurants.

We currently operate a single restaurant.  When we expand, we intend to open restaurants in our existing market. At that time, to the extent that we open a new restaurant in the vicinity of one or more of our existing restaurants with the same barbeque theme, it is possible that some of the customers who previously patronized those existing restaurants may choose to patronize the new restaurant instead, reducing sales at those existing restaurants. Accordingly, to the extent we open new restaurants in our existing market, sales at some of our then existing restaurants may decline.

(13) Our Business Is Regional And We Therefore Face Risks Related To Reliance On Certain Markets.

Our restaurant is located in Arkansas in a town of approximately 80,200. Therefore, the economic conditions, state and local government regulations, weather conditions or other conditions affecting Arkansas may have a material impact on the success of our restaurant in this location. Our restaurant is located in a region that is susceptible to severe weather conditions. As a result, adverse weather conditions in this area could damage this restaurant, result in fewer guest visits to this restaurant and otherwise have a material adverse impact on our business.

(14) The Loss Of The Services Of Our Senior Executives Could Have A Material Adverse Effect On Our Business, Financial Condition Or Results Of Operations.

Our success depends to a large extent upon the continued services of our senior management, including Jerry “Jake” Neel, Jr., Chairman of the Board and Chief Executive Officer, and Marisu Neel, Vice-president/Director who have substantial experience in our restaurant. We believe that it would be extremely difficult to replace Mr. Neel and Ms. Neel with individuals having comparable experience. Consequently, the loss of the services of these two executives could have a material adverse effect on our business, financial condition or results of operations.

(15) Government Regulation Could Adversely Affect Our Financial Condition And Results Of Operations.

We are subject to extensive laws and regulations relating to the development and operation of restaurants, including regulations relating to the following:

•

zoning;

•

the preparation and sale of food;

•

liquor licenses which may allow us to serve alcoholic beverages at our restaurant;

•

employer/employee relationships, including minimum wage requirements, overtime, working and safety conditions, and citizenship requirements;

•

federal and state laws that prohibit discrimination and laws regulating design and operation of facilities, such as the Americans With Disabilities Act of 1990; and

•

federal and state regulations governing the operations of franchises, including rules promulgated by the Federal Trade Commission.

In the event that legislation having a negative impact on our business is adopted, you should be aware that it could have a material adverse impact on us. For example, substantial increases in the minimum wage could adversely affect our financial condition and results of operations. Local zoning or building codes or regulations can cause substantial delays in our ability to build and open new restaurants. Local authorities may deny our licenses if they determine that our conduct violates applicable regulations. Any failure to obtain and maintain required licenses, permits and approvals could adversely affect our operating results.

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(16) The Costs of Operating as a Public Company are High and We May Not be Able to Afford the Cost of Operating as a Public Company.

We have no experience at operating as a public company.  It may be necessary for us to retain outside consultants and other professionals to assist us in meeting the requirements of being a fully reporting company.  These costs may be too great for us to bear.  If we not be able to bear these costs, we will be forced to withdraw the registration of our stock and return to being a private company.  Investors will be at risk to lose all or a part of their investment in the event we are forced to remain private as the market for our stock will be very illiquid.

Risks Related To This Offering

(17) There Is No Public Market for Our Shares, and There We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this resale offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop after completion of this offering. The Selling Security Holders will be offering shares for sale in a company that has a very limited offering of bar-b-q restaurant services. Due to the limited services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to list the common stock for trading on the over-the-counter (“OTC”) Electronic Bulletin Board. Such application will be filed with the National Association of Securities Dealers (“NASD”). We must obtain the services of an N.A.S.D approved market maker to file an application for our company and we do not know if such market maker will be obtained to obtain a listing or if an established market for our common stock will be developed.

(18) We Do Not Expect To Pay Any Cash Dividends For The Foreseeable Future.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. The absence of a dividend on our common stock may increase the volatility of the market price of our common stock should we become quoted on the OTCBB or make it more likely that the market price of our common stock will decrease in the event of adverse economic conditions or adverse developments affecting our company. We are a holding company and conduct all of our operations through our direct subsidiary. As a result, for us to pay dividends, we would need to rely on dividends or distributions to us from our subsidiary.

(19) Because it May Be Difficult to Effect a Change in Control of J-Kan, Inc. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Jerry “Jake” Neel, Jr., President and Director, currently holds approximately 59.79% of our outstanding voting stock. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Mr. Neel has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(20) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

The 1,686,000 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital through the sale of our stock may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in this offering or in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

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(21) Our Lack of Menu Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Menu Offering Decreases.

We expect our business to solely consist of barbeque restaurants. We do not have any other menu items and a change in consumer tastes could adversely affect our revenue. While our lack of diversification has not hurt our profitability in the past, our expansion of operations may impact our lack of diversity. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other menu lines other than barbeque.

 (22) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. The offering price of the shares being offered by the selling security holders is not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(23) The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. Trading in our common stock will be subject to the "penny stock" rules. Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment. Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies. As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

 A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by J-Kan, Inc. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

•

an abrupt economic change resulting in an unexpected downturn in demand;

•

restrictive governmental regulations or excessive taxes on our products;

•

over-abundance of barbeque restaurants;

•

fewer food resources to support our restaurant;

•

expansion plans, access to new diners, and advances in technology; and

•

lack of working capital that could hinder our expansion;

•

change in consumers’ tastes that could lead to fewer diners patronizing barbeque restaurants.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders. The selling shareholders will receive all proceeds from their resale.  We will however pay all of the costs associated with this registration.

DETERMINATION OF OFFERING PRICE

The price of the shares being offered by the selling security holders was arbitrarily determined .. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

•

Our capital structure,

•

The sales price in our subscription agreements exempt under Section 4(2) of the 1933 Securities Act,

•

The amount of capital to be raised by the Company privately in proportion to the amount of stock to be sold by our existing shareholders,

•

Our relative cash requirements, and

•

Our management expertise.

DILUTION

1,686,000 of the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, it will not cause dilution to our existing shareholders.  In the future, we may issue additional shares, options and warrants and we may grant stock options to our officers, employees, directors, and consultants under a stock option plan, all of which may dilute our net tangible book value.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other equipment and furniture leasing service providers or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.  Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 1,686,000 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register. A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an “affiliate.” An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. The definition of an "Affiliate" is critical to the operation of Rule 144, promulgated under the Securities Act. Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.

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Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a two-year holding period.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have forty-five (45) stockholders of record of our common stock as of October 31, 2006. The CUSIP number for our common stock is 46620T 1 09.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus is being used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,686,000 of the 1,686,000 shares of our common stock issued to them. Selling security holders , both Affiliates 1 and Non-Affiliates, may sell their shares at $1.00 per share during the duration of this offering or until our securities become quoted on a securities exchange and thereafter at market prices or in negotiated private transactions. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

1 An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. 17 C.F.R. § 240.10b-18(a)(2) (2006).

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Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus (1)(2)	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering if the selling security holder sells all of his/her shares	Position, office or other material relationship to the company within last three years
Jerry Neel, Jr.	1,028,000	60.97%	1,028,000	0%	President, Secretary, Director, Husband of Vice-President
Marisu Neel	28,000	1.66%	28,000	0%	Vice-President, Treasurer, Director, Wife of President
Jerry Neel, Sr.	28,000	1.66%	28,000	0%	Director, Father of President, Husband of Director Sandra Neel
Sandra Neel	28,000	1.66%	28,000	0%	Director, Mother of President, Wife of Director Jerry Neel, Sr.
Rodney Neel	14,000	0.83%	14,000	0%	Brother of President
Caroline Neel	14,000	0.83%	14,000	0%	Sister-in-law of President
J. Scott Neel	14,000	0.83%	14,000	0%	Brother of President
Dennis Neel	14,000	0.83%	14,000	0%	Brother of President
Katelyn Neel	14,000	0.83%	14,000	0%	Daughter of President
Natalie Neel	14,000	0.83%	14,000	0%	Daughter of President
Paul W. Neel	14,000	0.83%	14,000	0%
Eric K. Neel	14,000	0.83%	14,000	0%
Michele Cardamore	14,000	0.83%	14,000	0%
Nathan Cardamore	14,000	0.83%	14,000	0%
Andrew Cardamore	14,000	0.83%	14,000	0%
Jim Dowdy	14,000	0.83%	14,000	0%
Angela Dowdy	14,000	0.83%	14,000	0%
Janice Udouj	14,000	0.83%	14,000	0%
Betty Schrader	14,000	0.83%	14,000	0%
Steve Whitlock	14,000	0.83%	14,000	0%
Herb Click	14,000	0.83%	14,000	0%
Stephanie Click	14,000	0.83%	14,000	0%
Darrell Hayes	14,000	0.83%	14,000	0%
JoAnn Hayes	14,000	0.83%	14,000	0%
Darrick W. Hatton	14,000	0.83%	14,000	0%
Fonda Kirschner	14,000	0.83%	14,000	0%
Greg Gipson	14,000	0.83%	14,000	0%	Brother-in-law of President
Karen Gipson	14,000	0.83%	14,000	0%	Sister of President
Sharron M. Burton	14,000	0.83%	14,000	0%
Breck Hatcher	14,000	0.83%	14,000	0%
Virginia Hatcher	14,000	0.83%	14,000	0%	Mother of Director Marisu Neel
Sharon Bartsch	14,000	0.83%	14,000	0%
Jerry D. Womack, Sr.	14,000	0.83%	14,000	0%
Rebecca S. Little	14,000	0.83%	14,000	0%
Melissa Real	14,000	0.83%	14,000	0%
Joanna Albert	14,000	0.83%	14,000	0%
Gail Phillips	14,000	0.83%	14,000	0%
Maytha D. Reather	14,000	0.83%	14,000	0%
Donna Grimes	14,000	0.83%	14,000	0%
Gilbert A. Foster	14,000	0.83%	14,000	0%
Kristan Lewellen	14,000	0.83%	14,000	0%

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Roger Hayward	14,000	0.83%	14,000	0%
Sara M. Ash	14,000	0.83%	14,000	0%
James Fiske	14,000	0.83%	14,000	0%
Becky DeVore	14,000	0.83%	14,000	0%

(1) On October 11, 2006 the par value of the stock was changed from no par value to $0.01.

(2)  All of the figures presented in Table 1.0 above have given retroactive effect to the forward stock split of 20:1that occurred on December 9, 2006.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders is an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

During the last three (3) years, unregistered shares were sold under Section 4(2) of the Securities Act, as amended.  Each selling security holder acquired their shares under a specific stock subscription relying on the exemption provided by Section 4(2) of the Securities Act, as amended.  There are currently 1,686,000 shares issued and outstanding.  Of these, 1,000,000 were issued and outstanding over three (3) years ago.  Of the remaining 686,000 shares, there were 56,000 issued to officers and directors at the par value of $0.01 for services rendered to the company.  The remaining 630,000 shares were sold for cash to friends and family of the officers and directors at $0.01 per share.  The per share purchase price of $0.01 was determined by us without independent valuation of the shares. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The share figures discussed above include retroactive application of the forward stock split that occurred on December 9, 2006.

PLAN OF DISTRIBUTION

Our affiliated selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), must sell their shares of common stock from time to time at the fixed price of $1.00 per share during this offering and non-affiliated selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), must sell their shares of common stock from time to time at the fixed price of $1.00 per share or until our securities are quoted on the OTCBB or other securities exchange and thereafter at prevailing market prices or privately negotiated prices or on any stock exchange or automated inter-dealer quotation system on which our common stock may be listed or otherwise at fixed prices that may be changed, at market prices prevailing at the time of sale, or at prices otherwise negotiated. In a post-effective amendment to this registration we will disclose pledgees, donees and other transferees of the selling security holders, if any, as selling security holders. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

•

block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•

ordinary brokerage transactions and transactions in which the broker solicits purchases;

•

privately negotiated transactions;

•

short sales;

•

through the distribution of the shares by the selling security holder to its partners, members or stockholders;

•

one or more underwritten offerings on a firm commitment or self-underwritten basis; and

•

any combination of any of these methods of sale.

Each selling security holder has been advised that they must notify any potential purchaser of their shares that the shares are not being sold by the company and that their sale would provide no proceeds to the company.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes. Any broker-dealer that will be involved must seek and

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obtain clearance of the underwriting compensation and arrangements from the NASD (National Association of Securities Dealers) Corporate Finance Department prior to the sale of any securities by the broker-dealer.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may agree with the selling security holders to sell a specified number of the shares at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling security holders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers that acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders' shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders' shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities Exchange Commission, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF BUSINESS

Business Development

We were originally formed on June 18, 1976 under the name Neel’s Food Service, Inc. under the laws of the State of Arkansas.  On June 18, 1999 the corporation J-Kan, Inc. was formed for the purpose of buying all of the outstanding stock in Neel’s Food service, Inc.  We amended our Articles of Incorporation in October 2006 changing the par value of our stock and the total authorized capital stock.  Since

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taking over the operations of Jerry Neel’s Bar-B-Q, our gross revenues have increased on an annual basis; this despite the fact that our operations are dark each Sunday.  We will continue to concentrate our efforts on what we do best: providing high quality food at an affordable price to the general public.

Our current plan provides for the continued leasing of our 4,000 square feet of space and maintaining our current menu offering.  Management feels this is vital to our local clientele we want to continue to attract.  In addition we have an option to purchase 2 ½ acres of prime property on U.S. Highway 71 in Ft. Smith, Arkansas approximately 2 miles south of our current location.  We have spent in excess of $20,000 on a site plan and architectural drawings for a 10,600 square foot building that will seat 264 patrons.

Our Business

(1) Principal Products or Services and Their Markets

We are one of the largest barbeque restaurants in the Ft. Smith, Arkansas area operating one restaurant brand, Jerry Neel’s Bar-B-Q, in the quick-casual and quick-service restaurant segment as of November 30, 2006 (See Figure 1 on page 17.). We have been operating this restaurant for more than 30 years. We own and operate two businesses, under the names Neel’s Hickory Smoke House and Neel J. Catering Company, which we acquired in 1998 when we purchased the stock in Neel’s Food Service, Inc. We believe we are the largest barbeque restaurant in Ft. Smith based on the number of customers and gross revenues. Our primary growth strategy is to develop a new company-owned restaurant located in Ft. Smith. For the years ended July 31, 2005 and July 31, 2006, we had total revenues of $1,107,156 and $1,145,813, respectively, and a net income of $9,560 and net income of $39,452, respectively.

According to Technomic, Inc., a fact-based research and consulting firm, total restaurant industry revenues in the United States for 2005 were $330.8 billion, an increase of 5.6% over 2004. Sales in the overall U.S. restaurant industry are projected by Technomic, Inc. to increase at a compound annual growth rate of 5.3% from 2005 through 2010.  Technomic, Inc. has a website, www.technomic.com that provides free information and facts related to the food and restaurant industry.  Potential investors may go to this website and research and verify the facts that we have cited here and elsewhere in this prospectus.

We operate in the quick-casual restaurant segment, combining the convenience of quick-service restaurants with the menu variety, use of fresh ingredients and food quality more typical of casual dining. We believe that the quick-casual restaurant segment is one of the fastest growing segments of the restaurant industry. According to Technomic, Inc., sales growth in 2005 of quick-casual chains in the Technomic Top 500 restaurant chains was 11.8% as compared to 7.0% for the overall Top 500 restaurant chains, which includes all five major segments.

Quick-casual restaurants are primarily distinguished by the following characteristics:

•

Quick-service. Meals are ordered prior to receiving food. In some cases, payment may be made at a separate station from where the order was placed. Also, servers may bring orders to the customer’s table.

•

Check averages between $7 and $10. Technomic reports that the average check at quick-casual restaurants in 2005 ranged between $7 and $10, which was higher than the average check at traditional quick-service restaurants.

•

Food prepared to order. We believe that in quick-casual concepts, customization of orders and open display cooking are common.

•

Fresh ingredients. Many concepts use the word “fresh” in their concept positioning and feature descriptive menus highlighting these fresh ingredients.

•

Broader range of menu offerings. Typically quick-casual concepts provide greater variety and diversity in their menu offerings relative to traditional quick-service restaurants.

•

Enhanced decor. Wooden tables, upholstered seating and track lighting are some of the design features commonly found in quick-casual establishments.

We believe that our barbeque brand is positioned to benefit from growing consumer demand for quick-casual restaurants because of food quality, value and differentiation of flavors, as well as the increasing acceptance of “country” foods.  Our enhanced décor, as shown in Figures 2 and 3 on pages 17 and 18, respectively, is unique and casual.  We also believe that our barbeque brand will benefit from two significant demographic factors: the expected population growth rates in the region in which our restaurant is currently located and the expected growth rate of the barbeque offering.

According to Technomic, sales at all quick-service restaurants in the United States were $168.8 billion in 2005, representing 51% of total U.S. restaurant industry sales. Sales in this segment are projected by Technomic to increase at a compound annual growth rate of 5.5% from 2005 through 2010.

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Quick-service restaurants are distinguished by the following characteristics:

•

High speed of service and efficiency. Quick-service restaurants typically have order taking and cooking platforms designed specifically to order, prepare and serve menu items with speed and efficiency. Fast and consistent food service is a characteristic of quick-service restaurants.

•

Convenience. Quick-service restaurants are typically located in places that are easily accessed and convenient to customers’ homes, places of work and commuter routes.

•

Value prices. At quick-service restaurants, average check amounts are generally lower than other major segments of the restaurant industry.

 (2) Distribution Methods of the Services

The primary delivery of products and services is currently through a 4,000 square foot sit-down restaurant located on a main artery in Ft. Smith.  We have a drive-up window for convenience for those customers on the go who need quality combined with convenience without leaving their vehicle.  We offer catering service to our local Ft. Smith area as well as the following counties:  Clark, Conway, Garland, Hot Springs, Sebastian, Logan, and Crawford.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. Our primary selling tool is the quality and quantity of food served to our customers.

(4) Our Competition

We have three (3) major competitors.  All are part of national chain restaurant systems.  Friday’s, Applebee’s and Chili’s are all located in Ft. Smith.  While none of the three (3) offers a specialty barbeque menu, they do have select items that would compete with ours.  Our price point per meal competes well as does our per meal portion.  Our average customer spends $7.50 and we average 533 meals a day for just over $100,000 in revenue per month.  We have two (2) primary differences from our competition.  First, we currently close on Sundays.  This means we have approximately fifty-two (52) days per year of untapped revenue.  Second, we do not serve alcohol.  By changing these two competitive positions we believe that we could increase our annual revenue by over $400,000.00.  We have made no plans to serve alcohol or to open on Sundays; however, we will consider either option in the future if necessary to maintain or increase shareholder value.

 (5) Sources and Availability of Raw Materials

At this time we do not see a critical dependence on any supplier(s) that could adversely effect our operations.  We currently purchase the majority of our food and products such as paper, condiments and meats from U.S. Foodservice, Inc.  We have an alternate supplier, Cargill that can supply meat on a very competitive price point.  There are other main suppliers such as Sysco, Sam’s and Wal-Mart so we do not have a shortage of suppliers for our restaurant food and products.

(6) Dependence on Limited Customers

We do not have to rely on any one or a limited number of customers for our business. We expect to further increase our client base once we obtain additional funding and ramp up expanded operations. While our target markets are unlimited, we will initially have crossover customers , customers that change from dining at our present restaurant to dining at the new restaurant, while we develop new customers.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. We intend to trademark our logo and the “Jerry Neel’s Bar-B-Q” name (see Figure 4 on page 18).

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We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guarantee that:

(a)

these agreements will not be breached;

(b)

we would have adequate remedies for any breach; or

(c)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval. We do have to maintain our corporate status as well as any necessary sales tax and business licenses.  Additionally we do have to maintain our restaurant according to the standards set federally for food (meats, poultry etc.) and locally for sanitary inspections to make sure our facility meets certain standards to remain open.

  (9) Government Regulation

Various federal, state and local laws affect our business, including various health, sanitation, fire and safety standards. Restaurants to be constructed or remodeled are subject to state and local building code and zoning requirements. In connection with the development and remodeling of our restaurant, or any future restaurant, we may incur costs to meet certain federal, state and local regulations, including regulations promulgated under the Americans with Disabilities Act.

We are subject to the federal Fair Labor Standards Act and various state laws governing such matters as:

•

minimum wage requirements;

•

overtime; and

•

other working conditions and citizenship requirements.

A significant number of our food service personnel are paid at rates related to the federal, and where applicable, state minimum wage and, accordingly, increases in the minimum wage have increased and in the future will increase wage rates at our restaurants.

While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our restaurant is subject to local business licensing requirements. Our current business requires that we comply with state corporate filings, city or county business license and the necessary business liability insurance. The requirements of these regulations are minimal and do not cause any undue burden.

 (10) Research and Development During Last Two Fiscal Years

Money was spent on research and development of a 2 ½ acre site located on U.S. Highway 71 on which we have an option to purchase.  We spent in excess of $20,000 on a site plan and architectural drawings for a 10,600 square foot building that would seat 264 patrons.

(11) Cost and Effects of Compliance with Environmental Laws

We are not subject to any federal, state or local environmental laws. Our products and services do not contain any materials that have any environmental elements that require special handling or disposal methods.  We estimate the costs and effects of compliance with federal, state and local environmental laws at $400 annually.

  (12) Our Employees

As of December 15, 2006 there are twenty (20) employees at J-Kan, Inc., ten (10) of which are full-time.

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Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

We are required by the Arkansas Business Corporation Act of 1987 Chapter 27, Subchapter 16, Section 4-27-1620 to provide annual reports. Such reports must contain consolidated reports, where appropriate, and must include a balance sheet, income statement and statement of changes in shareholder equity.  At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

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LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

J-Kan, Inc. is a holding company that owns one hundred percent (100%) of the stock in a related corporation, Neel’s Food Service, Inc.  Other than this transaction, to the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors.  The officers and directors of the current holding company J-Kan, Inc. are related to the former owners.  Jerry Neel, Sr. and his wife Sandra Neel sold all of their stock in Neel’s Food service, Inc. in 1998 to their son Jerry Neel, Jr. and his wife Marisu to run the restaurant, smokehouse and catering service.

At January 31, 2007 and 2006, the Company had notes payable of $49,500 and $19,500, respectively, to stockholders.  These notes are unsecured and bear no interest.  Furthermore, no formal repayment arrangements have been established with the stockholders.  The shareholders holding these notes are Jerry Neel, Jr. and his wife Marisu Neel.

The Company leases a building from a stockholder, Jerry Neel, Sr., under an operating lease. The lease requires monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003. The Company is required to pay all executory costs such as property taxes, maintenance, and insurance on the property under lease. Rent paid to Jerry Neel, Sr., a related party, for the six months ended January 31, 2007 and 2006, amounted to $30,538 and $19,866, respectively.

At January 31, 2007, the minimum lease payments under the terms of the lease agreement were as follows:

Year ending January 31,

2007

$

48,000

2008

        48,000

2009

        44,000

At January 31, 2007 and 2006, one shareholder, Jerry Neel, Jr. owned approximately 60% of the Company’s outstanding common stock and had the effective power to control the vote on substantially all significant matters without the approval of the other stockholders.

Between November 21, 2006 and November 27, 2006 the Company sold shares of the Company’s stock were.  Certain family members of our officers and directors purchased shares.  Each individual executed a subscription agreement and provided a check for the purchase of their shares.  The following is a list of each of these related persons:

Table 2.0 Related Shareholders

Name of security holder	Shares beneficially owned as of the date of this prospectus (1)(2)	Position, office or other material relationship to the company within last three years
Jerry Neel, Jr.	1,028,000	President, Secretary, Director, Husband of Vice-President
Marisu Neel	28,000	Vice-President, Treasurer, Director, Wife of President
Jerry Neel, Sr.	28,000	Director, Father of President, Husband of Director Sandra Neel
Sandra Neel	28,000	Director, Mother-in-Law of President, Wife of Director Jerry Neel, Sr.
Rodney Neel	14,000	Brother of President
Caroline Neel	14,000	Sister-in-law of President
J. Scott Neel	14,000	Brother of President
Dennis Neel	14,000	Brother of President
Katelyn Neel	14,000	Daughter of President
Natalie Neel	14,000	Daughter of President
Greg Gipson	14,000	Brother-in-law of President
Karen Gipson	14,000	Sister of President
Virginia Hatcher	14,000	Mother of Director Marisu Neel

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business

J-Kan, Inc. specializes in a quick-service style sit-down barbeque restaurant catering to a local clientele.  J-Kan has been doing business under their current name of Jerry Neel’s Bar-B-Q since they took control in 1998.  Prior to this, the restaurant operated under the same name but was corporately owned by Neel’s Food service, Inc.

It is our intention to establish a larger restaurant when we raise funds from a private offering of our stock.  While it is our intention to raise funds through a private offering of our stock, there is no certainty that we will be able to raise any funds from such an offering. We then plan to seek a private company that specializes in franchising to expand to 210 metropolitan areas across the United States.  We believe it is critical to have a larger presence in the national market so that we can work more effectively and efficiently with the economies of scale for purchasing. Using the market penetration of our current operations as the model we extrapolated what we believe are realistic goals for sales and revenue to determine the number of restaurants to add to our holdings.

We anticipate that the funds from a private offering, assuming that we sell all the offered shares, will provide us sufficient capital for the building of our second restaurant. We may raise additional funds either through subsequent offerings of our shares or through other financing arrangements, such as borrowings. There is no guarantee that we will be able to raise funds in addition to the funds we hope to raise in a private offering. If we are not able to raise additional funds, we will likely not be able to expand our operations.

The following is an overview of the key financial measures discussed in our results of operations:

•

Restaurant sales consist of food and beverage sales at our restaurant.  Restaurant sales are influenced by menu price increases, new competitor restaurant openings, and changes in comparable restaurant sales.

•

Cost of sales consists of food, paper and beverage costs including packaging costs .. Cost of sales is generally influenced by changes in commodity costs and the effectiveness of our restaurant-level controls to manage food and paper costs. For our restaurant, we have negotiated directly with local and national suppliers for the purchase of food and beverage products and supplies.

•

Restaurant wages and related expenses include all restaurant management and hourly productive labor costs, employer payroll taxes, restaurant-level bonuses and benefits. Payroll and benefits are subject to inflation, including minimum wage increases and expenses for health insurance and workers’ compensation insurance. A significant number of our hourly staff is paid at rates consistent with the applicable state minimum wage and, accordingly, increases in minimum wage rates will increase our labor costs. We are insured for workers’ compensation, general liability and medical insurance claims under policies where we pay all claims, subject to annual stop-loss limitations both for individual claims and claims in the aggregate.

•

Restaurant rent expense includes base rent and common-area maintenance on our lease.

•

Other restaurant operating expenses include all other restaurant-level operating costs, the major components of which are utilities, repairs and maintenance, real estate taxes and credit card fees.

•

Advertising expense includes all promotional expenses including television, radio, billboards and other media.

•

General and administrative expenses are comprised primarily of (1) salaries and expenses associated with corporate and administrative functions that support the development and operations of our restaurants, (2) legal and professional fees, including external auditing costs, and (3) stock-based compensation expense.

•

Depreciation and amortization primarily includes the depreciation of fixed assets, including equipment and leasehold improvements, depreciation of assets under lease financing obligations.

Should we raise sufficient capital, we will purchase equipment and upgrade our facilities and equipment ..  Management believes it will spend approximately $150,000 on the following changes and upgrades :

•

upgrade the current building interior to include new lavatories, toilets and tile on walls and floors

•

replace all lighting and sewer drains

•

painting, patching and repairing walls

•

new dining room carpet

•

replace ceiling tile and insulation

•

replace cash registers with Micros Register Systems

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•

remove old broken concrete and replace with asphalt

•

Software upgrades for cash registers

 (i) How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

While we have the necessary cash and revenue to satisfy our cash requirements for the more than the next twelve months, this would not include any of our plans for expansion to a second facility or even the upgrades to our current facility .. In the event we sell shares in our private offering representing between 25%-75% of our intended goal, we will be able to implement our expansion in accordance with those same percentages. We anticipate that we will use the funds raised in the private offering and revenues generated to fund equipment purchases and office improvement and for marketing activities and working capital. Our failure to market and promote our restaurant will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely fail to increase our revenues. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. None of our officers or directors is obligated to pay for our expenses. Moreover, none of our officers or directors has specifically agreed to pay our expenses should we need such assistance.

During the last twelve months we have increased our revenue by approximately $38,000 or 3.5% for the period ending July 31, 2006 as compared to the same period in 2005. Our cash available at the end of the year July 31, 2006 increased from July 31, 2005 by $6,943.  Our percentage of expenses to revenue ratio for the period ending July 31, 2006 was approximately ninety-six percent (96%).  In the year ended July 31, 2005 this ratio was approximately ninety-nine percent (99%).  The implementation of our business strategy is estimated to take approximately 12-18 months. Once we are able to secure funding, implementation will begin immediately. We anticipate 30 days to be in a stage of full operational activity to gain additional clients. The major parts of the strategy to be immediately implemented will be the remodeling of the current facility and then the securing of the second location to begin construction.

Our cash flows, revenue and profits are sufficient to sustain our current operations. The goal of our private offering is to raise capital to allow for expansion. This expansion will require additional capital and it is our intention to dedicate the funds raised to the execution of the planned expansion.  We do plan to raise funds through a private offering of our shares; however, there is no certainty that we will be able to raise any funds from our planned offering.

(ii) Summary of product research and development

We are not currently nor do we anticipate in the future to be conducting any research and development activities, other than the development of our proposed new location and possibly new menu offering our services. However, we do plan to market ourselves aggressively while considering these changes.

(a) Marketing Plan

Our marketing plan is relatively simple.  We have operated by word-of-mouth for over thirty years with minimal advertising.  For our current location we will continue to rely on satisfied customers.  We will monitor changes in consumer’s tastes and take any corrective action where necessary in the event we are forced to make menu changes.

For our proposed location we will develop an advertising campaign that will include the use of coupons to draw new customers.  Since we draw customers from four (4) counties we will include these counties in our advertising campaign.  We will continue to depend on our current customers for referrals for our new facility.

For our catering service we will keep the same marketing/sales as we presently have.  We have not had to advertise specifically for our catering as it has developed its own drawing over the last thirty (30) years.

 (b) Other Markets

During our thirty years of operations we have developed our target market. Our reputation for high quality and fast and convenient service have led to our continued existence.  These two factors contributed to our success both in terms of longevity and profitability. Our new restaurant will be responsible for more fully developing our present geographic market as well as any potentially new market.

(iii) Any expected purchase or sale of plant and significant equipment?

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We do plan on purchasing a new piece of real estate to build a new facility on as well as the purchase of equipment.  If, however, we are able to raise over $200,000 in capital through a private offering, we would begin to invest a minimum of $57,000 to upgrade our current restaurant.  Our current restaurant is in need of upgrading, and employs fully depreciated equipment.  We have three (3) smokers, original cost $30,000 each; a food processor, original cost $3,000; a cash register system, original cost $25,000; two (2) convection ovens, original cost $3,500 each; a steamer, original cost $15,000; and six (6) vehicles that are used in our catering business.  All of our equipment is fully paid for and depreciated except for our vehicles.

(iv) Employees

Currently, there are twenty 20 employees, ten (10) full-time at J-Kan, Inc.  This includes the officers and directors who work in the restaurant as well as run the corporation.

(v) Critical Accounting Policies

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Our actual results could differ from those estimates.  To be as accurate with our estimates as possible, we use our historical data to forecast our future results.  Deviations from our projections are addressed when our financials are reviewed on a monthly basis.  This allows us to be proactive in our approach to managing our business.  It also allows us to rely on proven data rather than having to make assumptions regarding our estimates.

Management does not believe that our actual results are related to any sensitivity in estimates made by management.  The year end consistency of our results has shown that our prior year’s historical data is the best projector of our future results.

Income Taxes

Our deferred income taxes are calculated for certain transactions and events because of differing treatments under accounting principles generally accepted in the United States of America and the currently enacted tax laws of the Federal and state governments.  The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying Consolidated Balance Sheets.  The Company utilizes a liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized.  No valuation allowance was deemed necessary by management as of January 31, 2007, and 2006.  Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

The benefit for income taxes consists of the following:

2007

2006

Deferred Taxes

$

4,000

$

3,000

The net deferred tax amounts included in the accompanying Balance Sheets include the following:

2007

2006

Deferred tax asset – noncurrent

$

-

$

1,000

Deferred tax liability – noncurrent

(19,000)

  (11,000)

$

(19,000)

$

  (12,000)

The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment for tax purposes.  The deferred tax asset results from the charitable contribution carryover.

The provision for income taxes differs from that computed by applying Federal statutory rates to income before provision for income taxes because of the effects of graduated tax rates, state income taxes, and nondeductible expenses.

Income taxes paid during each of the six months ended January 31, 2007 and 2006 amounted to $5,608 and $3,919, respectively.

Impairment of long-lived assets

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Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Goodwill

On November 11, 1998, J-Kan, Inc. purchased 500 shares, representing all of the outstanding common stock, with a carrying value of $302,120, from Neel’s Food Service, Inc. for $423,000. As the Company and Neel’s Food Service, Inc. were under common control at the date of the purchase, the common stock acquired was recorded at the carrying value to Neel’s Food Service, Inc.  The difference between the carrying value of the stock and the purchase price was recorded as goodwill in the amount of $120,880.  At January 31, 2007 and 2006, this amount was included in goodwill on the consolidated balance sheet.

The Financial Accounting Standards Board (FASB) has issued Statement No. 142, “Goodwill and Other Intangible Assets”.  This statement disallows monthly amortization of goodwill and certain other intangible assets.  Under this statement, these assets are to be evaluated annually for a decline in value and, if necessary, written down at that time.

Although the Company has not amortized the recorded goodwill, they have not evaluated the goodwill annually for any potential declines in value.  The effects on the consolidated financial statements of this departure from accounting principles generally accepted in the United States of America have not been determined.

Results of Operations

The following table provides a summary of the results of operations for our last two full fiscal years and the first quarter of our current fiscal year.

Table 3 ..0 Summary of Results of Operations

YEAR	REVENUE	TOTAL EXPENSES	NET INCOME (LOSS)
2007 2nd Quarter YTD	$ 548,668	$ 556,747	($5,599)
July 31, 2006	$1,145,813	$1,106,361	$39,452
July 31, 2005	$1,107,156	$1,097,596	$9,560

Results of Operations for the six month Period Ended January 31, 2007

For the six month period ended January 31, 2007 our revenues of $ 548,668 were a decrease of approximately $ 40,000 from the same period in 2006 ..  We attribute this decrease to normal fluctuations in the restaurant business.  The decrease of approximately $ 40,000 represents an approximate decrease of seven percent ( 7%) which management does not believe to be significant for our restaurant ..  Typically the two (2) best quarters in our business have been the third and fourth quarters.  Management expects this trend to continue this year ..  Expenses during the period ended January 31, 2007 compared to January 31, 2006 reflect an increase of approximately $ 45,360 ..  This change can be directly related to increases in our legal and accounting expenses due to the costs of this registration statement.   Since we have paid the costs of this registration statement as they came due, our expenses should stabilize and we believe they will track closely our expenses from the fiscal year ended July 31, 2006 ..  Our cash flow showed an increase in cash of approximately $ 7,699 ..  The Company believes that our cash and cash equivalents will remain stable and we will increase our cash and cash equivalents for our planned expansion if we raise funds from the private offering we plan to conduct.  The following table shows a line item comparison of our Consolidated Statement of Operations for the six month period January 31, 2007 and 2006 ..

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Table 4 ..0 Comparison of our Statement of Income for the six month period January 31, 2007 and 2006

	31-Jan-07	31-Jan-06	Change	%Change
REVENUE	548,668	588,586	(39,918)	(4%)

OPERATING EXPENSES
Advertising	3,378	7,607	(4,229)	(18%)
Automobile	7,123	1,950	5,173	49%
Bank charges	8,051	7,117	934	8%
Continuing education	524	1,177	(653)	(126%)
Contract labor	660	473	187	12%
Contributions	1,000	350	650	14%
Depreciation	21,650	17,489	4,161	11%
Dues and subscriptions	145	916	(771)	(25%)
Insurance, general	9,976	10,345	(369)	(1%)
Insurance, health	15,659	12,742	2,917	14%
Insurance, life	3,700	3,847	(147)	(2%)
Laundry, linen and uniforms	2,058	1,661	397	9%
Legal and accounting	72,460	5,415	67,045	701%
Miscellaneous	854	292	562	99%
Payroll taxes	10,438	11,318	(880)	(3%)
Postage	131	115	16	2%
Purchases	197,089	207,203	(10,114)	(2%)
Rent	30,538	19,866	10,672	21%
Repairs and maintenance	6,882	6,442	440	3%
Salaries	123,475	152,306	(28,831)	(11%)
Security	346	470	(124)	(16%)
Supplies	7,617	5,760	1,857	11%
Taxes and licenses	4,606	7,368	(2,762)	(75%)
Telephone	7,025	6,810	215	2%
Travel and entertainment	1,636	3,841	(2,205)	(23%)
Utilities	19,726	18,507	1,219	4%
Total Operating Expenses	556,747	511,387	45,360	4%
INCOME (LOSS) FROM OPERATIONS	(8,079)	77,199	(85,278)	(442%)

OTHER INCOME (EXPENSE)
Interest income	-	2,141	(2,141)	(4758%)
Interest expense	(1,520)	(2,191)	671	67%
Total Other Income (Expense)	(1,520)	(50)	(1,470)	29%

INCOME (LOSS) BEFORE BENEFIT
FOR INCOME TAXES	(9,599)	77,149	(86,748)	(566%)

BENEFIT FOR INCOME TAXES	4,000	3,000	1,000	17%

NET INCOME (LOSS)	$ (5,599)	$ 80,149	(85,748)	(897%)

Management believes that the changes in all the line items, except for salaries and legal and accounting expenses are within acceptable deviations.  The increase of over $67,000 in legal and accounting fees is directly related to the cost of this registration statement.  The decrease in salaries is directly attributed to management believing that it should conserve cash during the process of registering the company.

During our over thirty (30) years of operation our menu has remained constant with relatively little change.  This is due to management concentrating its efforts in what it does best, Bar-B-Q.  While there have been changes in our costs of purchases to produce our meals, we have increased our prices in proportion to the increase of our costs.  This has allowed us to remain what we believe is price competitive with the two primary national chains located in our town.  Because of the specialty nature of our menu offering and the fact the national chains do not compete directly with our menu offering we believe that our customers have adapted to our price increases with relative ease.

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Results of Operations for the Year Ended July 31, 2006

During the year ended July 31, 2006, we had revenues of approximately $1,145,813. We had $90,570 of net cash provided by our operating activities. We had $39,452 of net income, when added to adjustments to reconcile net income gave us our $90,570 of net cash from operating activities. Our net cash flow provided by financing activities was ($40,946).

The result of the above activities was a total increase in cash of $6,943 for the year ended July 31, 2006. When this increase was added to the company’s cash at the beginning of the year, the result was a total of $6,943 of cash as of the company’s July 31, 2006 year-end. We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current method of operation and the activities of our officers and directors. We saw an increase of almost $38,000 or 3.5% in revenues from the fiscal year ended July 31, 2006 due to our operations. While we believe we can sustain such growth and that it is a good indicator that the experience of management and our method of operations indicates that our adjustments have been made according to sound business principles and with strong financial controls. Thus, we expect to satisfy our current cash requirements indefinitely. However, we will need additional cash to expand our operations.

Management believes that its success in gaining market share will depend greatly on our ability to remodel our current location and expand to a second location.

We believe the Company must ensure the retention of new customers. It is our belief that by setting sales benchmarks for restaurant, gross sales, to be reviewed by the Board of Directors quarterly for corrective action we can track not only our advertising dollars but our customer retention factor.  Our financial stability will allow us to maintain good customer relations to penetrate further into our target market as well as potential new markets that based on our second location.

The following table shows a line item comparison of our Consolidated Statement of Operations for the years ended July 31, 2006 and 2005:

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Table 5.0 Comparison of our Statement of Income for the Years Ended July 31, 2006 and 2005

	Jul-06	Jul-05	Change	%Change
REVENUE	$1,149,386	$1,107,156	42,230	4%

OPERATING EXPENSES
Advertising	16,094	23,388	(7,294)	(31%)
Automobile	12,483	10,601	1,882	18%
Bank charges	15,103	12,422	2,681	22%
Continuing education	3,152	517	2,635	510%
Contract labor	504	1,570	(1,066)	(68%)
Contributions	3,515	4,800	(1,285)	(27%)
Depreciation	37,893	37,053	840	2%
Dues and subscriptions	1,335	3,138	(1,803)	(57%)
Insurance, general	19,990	28,536	(8,546)	(30%)
Insurance, health	27,536	21,407	6,129	29%
Insurance, life	9,203	9,227	(24)	(0%)
Laundry, linen and uniforms	3,739	4,540	(801)	(18%)
Legal and accounting	16,740	9,568	7,172	75%
Miscellaneous	800	567	233	41%
Payroll taxes	25,631	26,361	(730)	(3%)
Postage	446	730	(284)	(39%)
Purchases	443,284	479,354	(36,070)	(8%)
Rent	51,956	49,858	2,098	4%
Repairs and maintenance	18,424	13,746	4,678	34%
Salaries	316,683	273,929	42,754	16%
Security	961	779	182	23%
Supplies	15,967	17,580	(1,613)	(9%)
Taxes and licenses	4,990	3,705	1,285	35%
Telephone	13,785	10,027	3,758	37%
Travel	6,846	9,705	(2,859)	(29%)
Utilities	39,115	34,747	4,368	13%
Total Operating Expenses	1,106,175	1,087,855	18,320	2%
INCOME FROM OPERATIONS	43,211	19,301	23,910	124%

OTHER INCOME (EXPENSE)
Other income	927	45	882	1960%
Gain on sale of assets	-	1,000	(1,000)	(100%)
Interest expense	(3,470)	(5,013)	1,543	(31%)
Total Other Income (Expense)	(2,543)	(3,968)	1,425	(36%)

INCOME BEFORE PROVISION FOR INCOME TAXES	40,668	15,333	25,335	165%

PROVISION FOR INCOME TAXES	15,216	5,773	9,443	164%

Net Income (Loss)	$25,452	$9,560	15,892	166%

When compared to the year ended July 31, 2005 our expenses for July 31, 2006 increased approximately $ 18,320 while net income increased by $15,892 ..  We attribute these increases to the increase in salaries and the decreases in purchases and advertising, respectively. Salaries in 2006 were $316,683 compared to $273,929 in 2005.  Our increase in salaries of $42,754 is virtually offset by the decreases of $36,070 in purchases plus the $7,294 in advertising.  The overall success of the restaurant and catering services is reflected in the increase in the Net Income of $15,892.

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Results of Operations for the Year Ended July 31, 2005

During the year ending July 31, 2005, we had revenues of approximately $1,107,156, and our costs associated with generating revenues were approximately $1,087,855, resulting in net income of $9,560 after provision for income taxes.  We had $9,560 of net income, when added to adjustments to reconcile net income gave us our $50,289 of net cash from operating activities. Our net cash provided by investing activities was ($18,636) and our net cash provided by financing activities as ($31,653).

The result of the above activities was a $0.00 balance in our cash and cash equivalents for the year ended July 31, 2005. When this increase was added to the company’s cash at the beginning of the year, the result was $0.00 cash as of the company’s July 31, 2005 year-end. We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current method of operation and the activities of our officers and directors. We saw a small decrease in revenues and net income from the fiscal year ended July 31, 2004 due to our operations. While we believe we this decrease was so small we attribute the decrease to a lack of growth in our market.  We still believe that the experience of management and our method of operations indicate that our adjustments have been made according to sound business principles and with strong financial controls. Thus, we expect to satisfy our current cash requirements indefinitely. However, we will need additional cash to expand our operations.

When compared to the year ended July 31, 2004 our expenses decreased approximately $8,000 while revenues remained fairly constant.  We attribute this disproportionate ratio of expenses to revenue to an increase in salaries.

The result of the above operating and investing activities was net cash flow of $50,289 for the year ended July 31, 2004, which when added to ($50,289) of cash flows from financing activities left cash at the end of the year of $0.00.

The lower revenue base in the fiscal year 2004 management can be attributed to Mr. Neel spending more of his time developing a plan for expansion of business than actual time spent on current sales. We believe this was a necessary element for us as a company. Without his efforts in laying the groundwork for the expansion plans, we would have had to potentially utilize the services of an outside consulting company to assist us. Management believed that Mr. Neel could do a better job as well as save the company money while preparing the expansion plan.

Liquidity & Capital Resources

The restaurant industry trend has shown a steady increase in both the number of restaurants and the rate at which small restaurants are disappearing. Management believes it can capitalize on both these trends by utilizing a controlled growth and sound financial plan to locate and open successful restaurants using our current as the operational model. As we begin opening new restaurants our liquidity increases in two ways. We will begin a revenue stream from orders as well as from our offering of ancillary restaurant services such as catering.  In the event a downturn in the market occurs, the company plans to tighten its plan on the opening of new restaurants to avoid overextending the internal resources of the company as well as straining the external resources through our banking contacts.

We do not have significant receivables or inventory and receive trade credit based upon negotiated terms in purchasing food products and other supplies. We are able to operate with a substantial working capital deficit because:

•

restaurant operations are primarily conducted on a cash basis;

•

rapid turnover results in a limited investment in inventories; and

•

cash from sales is usually received before related liabilities for food, supplies and payroll become due.

Interest payments under our debt obligations and capital expenditures represent significant liquidity requirements for us. We believe cash generated from our operations will provide sufficient cash availability to cover our anticipated working capital needs for the next 12 months minimum. We may be required to obtain additional equity or debt financing in the future to fund the growth of our business or to meet other capital needs. There can be no assurance that we will be able to obtain additional financing on acceptable terms or at all.

The costs of maintaining a public company are high.  In addition to extra legal and accounting costs, we must provide reports to the Securities and Exchange Commission.  Our present management does not have the experience needed to operate a public company.  Management believes it will have to retain consultants or additional employees to assist with the burden of being a public company.  These extra costs will directly impact our ability to generate profits.  Our present officers and directors are aware that they may have to take smaller salaries to accommodate hiring additional employees or retaining consultants to assist with the requirements of being a fully reporting public company.

Our internal liquidity is provided by our operations. In the event the company needs additional funds prior to our selling shares in a private offering, our President Jerry Neel, Jr. will provide any necessary capital.  We have no agreement in writing with Mr. Neel

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regarding his advancing funds to the company.  There is no assurance that Mr. Neel will advance funds to the Company when and if they are needed.

The capital resources of the company from a cash perspective are strong as well as the credit of the officers and directors for guaranteeing any loan necessary is extremely strong.  We do not have any specific agreements with our officers and directors regarding their extending their personal credit to guarantee any loans that the Company may seek from lenders. The company has not established any lines of credit with any banks. In the event a supplier or lender requires additional credit to obtain equipment or other business supplies, our officers and directors are willing to extend their credit to accomplish the purchase.

During the third quarter of the Company's 2005 year, Management and the Board of Directors decided to implement actions to further facilitate the Company’s growth and expansion. Pursuant to the Company’s Board of Directors authorization of the sale of shares of the Company’s stock at $7.00 for 700 shares to a maximum of fifty thousand shares to family and close friends of the Company’s officers and directors in order to gain additional funding and involvement for the Company’s expansion, the Company continued to seek to bring in friends and family as additional shareholders/investors in the Company in order to assist in funding the Company’s endeavors. As of November 27, 2006, the Company had sold additional shares of its common stock pursuant to this authorization. On December 9, 2006 the Company completed a forward stock split of 20:1 for all shareholders of record as of November 30, 2006. During the third quarter of 2005, the Company’s management and Board discussed and decided that, while the expansion of its business provides the benefits of diversification and support along with additional revenue streams, it was still not providing sufficient cash flows to facilitate the Company’s principal objective of expanding.

In summary, the Board and management believe the Company’s expansion in its shareholder base and its planned growth into a second restaurant have strengthened and will diversify the Company. The Company believes it has methodically built the intellectual capital/knowledge base and a unique, well-rounded supporting infrastructure that, once adequately capitalized, will become a competitive and unique force in the existing and growing restaurant industry. It is our belief that our cash flow is sufficient to sustain our current level of operations. While operations could be sustained for a long time (over twelve months), there would be minimal to be distributed for the efforts of the officers and directors. To begin expansion, funds will need to be brought into the company to permit us to move forward with our expansion. Without these funds, management believes it cannot sustain expanding operations. Although no assurances can be made, we believe that our expenses will increase proportionately to revenues during the fiscal year ending July 31, 2007.

Plan of Operation

We do plan to expand our operations through opening a second company owned store.  This restaurant will be located approximately two (2) miles from our present location.  We are aware that the new location may draw some customers from our present restaurant.  In order to prevent a decline in sales at our current location we will begin some promotional activities prior to the grand opening of the second restaurant to gain additional diners as well as retention of our present clientele.

Money was spent on research and development of a 2 ½ acre site located on U.S. Highway 71 on which we have an option to purchase.  We spent in excess of $20,000 on a site plan and architectural drawings for a 10,600 square foot building that would seat 264 patrons.  It is our intention to file a Form D with the Securities and Exchange Commission upon effectiveness of this Registration Statement so that we may raise funds privately ..  The purpose of this Registration Statement is to become a fully reporting company and have a market maker file a Form 211 Application on our behalf to become trading on the OTCBB.

If and when we raise additional capital, expenditures in the cost of employee wages, tax deposits for wages, workers compensation insurance and employee travel and presentation expenses rise for each additional employee we hire. We have specifically designated amounts to be used for employee wages, which can be a combination of a salary, draw or commissions versus sales. Our expenses for advertising and marketing will rise as we begin to expand our client base but only to a certain level.  Our restaurant is located in a town of approximately 80,200 people so our advertising and travel and presentation costs remain relatively constant. Our travel and presentation costs relate primarily to our catering business. Because we are targeting one type of food offering (barbeque) we must have the ability to provide quality food as well as a professional meal presentation that will place us in competition with much larger firms that have the capital to make quality food presentations.  Management’s discretion will be used when determining whether to automate or hire personnel. Many of our functions such as sales, bookkeeping, and customer-order coordination activities require personnel to perform the functions. Management has kept its decision making broad so it may exercise good judgment in applying management principles to the use of funds.  Mr. Neel will not be taking a salary or bonus from any of the proceeds we raise privately ..  At such time when the company has generated a positive cash flow from our expanded operations the Board of Directors will determine what compensation will be awarded Mr. Neel.  Management is aware of its responsibility to its shareholders regarding maintaining shareholder value.  Therefore, management will use its discretion when considering the uses of acquisitions, roll-ups, mergers or franchising as a part of the Company’s expansion plans.  As a result of managements over thirty years of operational experience in the restaurant business expansion by acquisition is believed to be a sound strategy.  There have been no discussions with any company, individual or promoter regarding any

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possible type of business combination and there are presently no plans for such discussions.  Any discussions regarding a business combination will only occur in the event the Company does not raise what it believes is sufficient capital for its planned expansion.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 6 ..0 Directors and Executive Officers

Name	Age	Position
Jerry Neel, Jr.	48	President, Secretary and Chairman of the Board of Directors (1)
Jerry Neel, Sr.	73	Director (2)
Marisu Neel	43	Treasurer/Director (3)
Sandra Neel	69	Director/Treasurer(4)

(1) This is the first Directorship of a reporting company held by Mr. Neel.

(2) This is the first Directorship of a reporting company held by Mr. Neel.

(3) This is the first Directorship of a reporting company held by Ms. Neel.

(4) This is the first Directorship of a reporting company held by Ms. Neel.

Background of Executive Officers and Directors

- Jerry Neel, Jr. has served as our President/Chairman of the Board of Directors and President since June of 1998. Mr. Neel began his tenure at the company being responsible for all of the day-to-day operations, including sales, running of the food preparation area, menu selections, food ordering and the maintenance of the equipment. The responsibility of hiring and training all new employees fell on Mr. Neel. He developed the necessary company manual providing all the policies and procedures of the company. In coordination with his accountants he set the internal controls over the accounting and financial management of the company.

Mr. Neel assures that subordinates have proper job descriptions and understand their responsibilities and duties.  The daily operational controls for safety and sanitation standards are set by Mr. Neel as well as maintaining proper inventory to assure less waste.  In the event a key employee is absent Mr. Neel must fill and perform the functions of the absent employee.

- Jerry Neel, Sr. was the original founder of Jerry Neel’s Barbeque with his wife Sandra in 1976.  With his wife they operated all facets of the restaurant and built the business to over a $550,000 a year restaurant.  As a Director, Mr. Neel, Sr. brings his thirty years of operational experience to the corporation to assist with strategic direction as well as day to day issues.  He helps to set standards for performance and is able to monitor activities to make sure corrective action is taken by the Board of Directors where necessary.

- Marisu Neel, the wife of our President Jerry Neel, Jr. has the prime responsibility for handling the daily receipts and balancing the cash and cash register tapes.  She coordinates the monthly accounting with the outside accountants for preparation of financial statements.  She handles the balancing of the monthly bank statements and coordinates with the Board of Directors the strategy of managing excess cash on a monthly basis.

-Sandra Neel is the wife of Jerry Neel, Sr. and was one of the original founders of the restaurant.  As a Director she brings her vast experience as a restaurant owner to the restaurant on a daily basis.  She is the person who keeps close contact with ensuring that when something needs to be done during a daily shift it gets done.  She has the authority to direct personnel to make sure every customer leaves happy.  She is an integral part of the team and tries to identify and isolate problems so they can be resolve quickly.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $5,000,000 in revenue we rely on our President Jerry Neel, Jr. for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Neel as both our company President and our audit committee financial expert is not detrimental to the Company. Mr. Neel has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements

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that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Neel has gained this expertise through his formal education and experience as our President for over the last seven years. He has specific experience coordinating the financials of the company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors has determined that our Chairman/President/Principal Executive Office and Principal Financial Officer, Jerry Neel, Jr. has developed disclosure controls and procedures that the full Board of Directors believes are in keeping with the intent of the regulations. As our President for over seven (7) years coordinating our company’s audits and financial statements, Mr. Neel and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.

CODE OF ETHICS

We have adopted a code of ethics as of November 11, 2006 that applies to our principal executive officer, principal financial officer and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  We have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We are not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director.  We have conducted regular monthly Board of Director meetings on the last business Friday of each month for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years July 31, 2006 and 2005, and whose salary and bonus exceeded $100,000 for the fiscal years ended July 31, 2006 and 2005, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

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Table 7 ..0 Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Jerry Neel, Jr. (1), President, Secretary and Chairman of the Board of Directors	2007 YTD	25,140 ..00	-0-	-0-	-0-	-0-	-0-	2,013 ..00	27,153 ..00
	2006	42,105 ..00	35,000.00	-0-	-0-	-0-	-0-	1,750.00	78,855.00
	2005	20,050.00	7,822.01	-0-	-0-	-0-	-0-	1,750.00	29,622.01
Jerry Neel, Sr. (2), Director	2007 YTD	10,153.78	-0-	-0-	-0-	-0-	-0-	-0-	10,153.78
	2006	20,307.56	-0-	-0-	-0-	-0-	-0-	-0-	20,307.56
	2005	14,579.86	-0-	-0-	-0-	-0-	-0-	-0-	14,579.86
Marisu Neel (3), Director	2007 YTD	2,966.75	-0-	-0-	-0-	-0-	-0-	2,013 ..00	4,979.75
	2006	7,686.49	-0-	-0-	-0-	-0-	-0-	1,750.00	9,436.49
	2005	4,400.00	-0-	-0-	-0-	-0-	-0-	1,750.00	6,150.00
Sandra Neel (4) , Treasurer/Director	2007 YTD	3,384.55	-0-	-0-	-0-	-0-	-0-	-0-	3,384.55
	2006	6,769.10	-0-	-0-	-0-	-0-	-0-	-0-	6,769.10
	2005	10,211.31	-0-	-0-	-0-	-0-	-0-	-0-	10,211.31

(1) There is no employment contract with Jerry “Jake” Neel, Jr. at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2) There is no employment contract Jerry Neel, Sr. at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(3) There is no employment contract with Marisu Neel at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(4) There is no employment contract with Sandra Neel at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Mr. Jerry Neel, Jr., Mr. Jerry Neel, Sr., Marisu Neel and Sandra Neel. We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of November 15, 2006, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

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Table 8 ..0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class (1) (2)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Jerry Neel, Jr. (1) 10708 Kent Ct. Ft. Smith, AR 72908	1,038,000	1,038,000	61.57%	61.57%
Common Stock	Jerry Neel, Sr. 3619 Southview Dr. Ft. Smith, AR 72903	28,000	28,000	1.66%	1.66%
Common Stock	Marisu Neel 10708 Kent Ct. Ft. Smith, AR 72908	28,000	28,000	1.66%	1.66%
Common Stock	Sandra Neel 3619 Southview Dr. Ft. Smith, AR 72903	28,000	28,000	1.66%	1.66%
Common Stock	All Executive Officers and Directors as a Group (1)	1,122,000	1,122,000	66.55%	66.55%

(1) The percentages are based on a Before-Offering total of 1,686,000 shares of common stock issued and outstanding as of the date of this prospectus and the assumption that none of the 1,686,000 shares of our selling security holders' shares are sold.

(2) All of the figures presented have given retroactive effect to the stock split that occurred on November 15, 2006.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 100,000,000 shares of common stock, $0.01 par value per share, of which 1,686,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

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Dividend

We have paid no cash dividends on our common stock in the years 2003, 2004, and 2005 respectively. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,686,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer, Inc., 200 2nd Avenue South, Suite 300N, St. Petersburg, Florida 33701.

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall N. Drake, C.P.A., independent certified public accountants, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Drake's report is given based on their authority as an expert in accounting and auditing.  Randall N. Drake, C.P.A. has provided audited financials for J-Kan, Inc. for July 31, 2006 and July 31, 2005 and interim financial statement for the three month period ending October 31, 2006.  The date of the reports for these audited financials is January 16, 2007.

Diane J. Harrison, Esq., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has no direct or indirect interest in us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article 27 Section 4-27-850 of the Arkansas Business Corporations Act of 1987, does permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article X, Section 3, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of J-Kan, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for J-Kan, Inc. by Diane J. Harrison, Esq., 6860 Gulfport Blvd. South, PMB 162, South Pasadena, Florida 33707.

EXPERTS

Certain of the financial statements of J-Kan, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Randall N. Drake, C.P.A., whose reports thereon appear elsewhere herein and in the registration statement.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 8, 2006, we engaged Randall N. Drake, ("Drake") as our independent auditor. They are our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at www.sec.gov.

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FINANCIAL STATEMENTS

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of J-Kan, Inc. and subsidiary:

We have reviewed the accompanying balance sheet of J-Kan, Inc. and subsidiary as of January 31, 2007 , and the related statements of operations, stockholders’ equity, and cash flows for the three months ended January 31, 2007 .. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

April 22, 2007

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS JANUARY 31, 2007 and 2006 UNAUDITED

	2007	2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 14,642	$ 49,607
Accounts receivable	12,810	10,175
Inventory	8,885	8,975
Prepaid income taxes	5,608	-

Total Current Assets	41,945	68,757

PROPERTY AND EQUIPMENT
Vehicles	155,697	118,574
Storage buildings	2,943	4,112
Equipment	217,165	204,009
Furniture and fixtures	107,714	107,714
Signs	15,727	14,727
Leasehold improvements	47,899	44,899

	547,145	494,035
Less accumulated depreciation	413,827	388,216

	133,318	105,819

OTHER ASSETS
Goodwill - stock purchase	120,880	120,880
Deposits and memberships	3,281	3,281
Accounts receivable - stockholder	1,264	-

	125,425	124,161

Total Assets	$ 300,688	$ 298,737

Return to J-Kan Inc. Table of Contents

J-KAN, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS JANUARY 31, 2007 and 2006 UNAUDITED (Continued)

	2007	2006

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$ 32,002	$ 13,302
Accounts payable	40,877	37,631
Accrued payroll	13,328	14,573
Accrued payroll taxes withheld and payable	6,532	10,177
Accrued rent	14,000	-
Accrued interest	750	1,450

Total Current Liabilities	107,489	77,133

LONG-TERM LIABILITIES
Long-term debt	10,467	11,919
Note payable - stockholder	49,500	19,500
Deferred tax liability	8,000	5,000

Total Long-Term Liabilities	67,967	36,419

STOCKHOLDERS' EQUITY
Common stock, $.01 par value;
authorized 100,000,000; issued
and outstanding 1,686,000 and
1,000,000 shares, respectively	843	500
Retained earnings	124,389	184,685

Total Stockholders' Equity	125,232	185,185

Total Liabilities and
Stockholders' Equity	$ 300,688	$ 298,737

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS SIX MONTHS ENDED JANUARY 31, 2007 AND 2006 UNAUDITED

	2007	2006
REVENUE	548,668	588,586

OPERATING EXPENSES
Advertising	3,378	7,607
Automobile	7,123	1,950
Bank charges	8,051	7,117
Continuing education	524	1,177
Contract labor	660	473
Contributions	1,000	350
Depreciation	21,650	17,489
Dues and subscriptions	145	916
Insurance, general	9,976	10,345
Insurance, health	15,659	12,742
Insurance, life	3,700	3,847
Laundry, linen and uniforms	2,058	1,661
Legal and accounting	72,460	5,415
Miscellaneous	854	292
Payroll taxes	10,438	11,318
Postage	131	115
Purchases	197,089	207,203
Rent	30,538	19,866
Repairs and maintenance	6,882	6,442
Salaries	123,475	152,306
Security	346	470
Supplies	7,617	5,760
Taxes and licenses	4,606	7,368
Telephone	7,025	6,810
Travel and entertainment	1,636	3,841
Utilities	19,726	18,507
	556,747	511,387
	556,747	511,387

INCOME (LOSS) FROM OPERATIONS	(8,079)	77,199

OTHER INCOME (EXPENSE)
Interest income	-	2,141
Interest expense	(1,520)	(2,191)

	(1,520)	(50)
INCOME (LOSS) BEFORE BENEFIT
FOR INCOME TAXES	(9,599)	77,149

BENEFIT FOR INCOME TAXES	4,000	3,000

NET INCOME (LOSS)	$ (5,599)	$ 80,149

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY THREE MONTHS ENDED JANUARY 31, 2007 AND 2006 UNAUDITED

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity

BALANCE, JULY 31, 2005	1,000,000	$ 500	$ 104,536	$ 105,036

Net Income (Loss)	-	-	80,149	80,149

BALANCE, JANUARY 31, 2006	1,000,000	$ 500	$ 184,685	$ 185,185

BALANCE, JULY 31, 2006	1,000,000	$ 500	$ 129,988	$ 130,488

Net Income (Loss)	-	-	(5,599)	(5,599)

Issue of common stock (Note 9)	2,800	28	-	28

Issue of common stock (Note 9)	31,500	315	-
				315
20:1 Forward Stock Split (Note 9)	598,500	-	-	-

BALANCE, JANUARY 31, 2007	1,686,000	$ 843	$ 124,389	$ 125,232

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS THREE MONTHS ENDED JANUARY 31, 2007 AND 2006 UNAUDITED

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$ (5,599)	$ 80,149
Adjustments to reconcile net income (loss) to net cash
from operating activities:
Depreciation	21,650	17,489

Deferred income taxes	(4,000)	(3,000)
Issuance of common stock	28	-
Changes in:
Accounts receivable	684	(959)
Inventory	(110)	250
Prepaid income taxes	(5,608)	3,919
Accounts payable	17,241	15,219
Income taxes payable	(10,205)	-
Accrued payroll	(1,476)	810
Accrued payroll taxes withheld and payable	(11,854)	(7,272)
	6,350	26,456
Total adjustments	6,350	26,456

Net Cash From (Used For) Operating Activities	751	106,605

CASH FLOWS FROM FINANCING ACTIVITIES
Change in note payable - stockholder	30,000	-
Change in account receivable - stockholder	(282)	(25,076)
Issuance of common stock	315	-
Proceeds from issuance of long-term debt	-	-
Principal payments on long-term debt	(16,528)	(30,874)
	13,505	(55,950)
Net Cash From (Used For) Financing Activities	13,505	(55,950)

NET CHANGE IN CASH AND CASH EQUIVALENTS	7,699	49,607

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,943	0

CASH AND CASH EQUIVALENTS, END OF PERIOD	14,642	49,607

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007 AND 2006

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

J-Kan, Inc. (the Company) was incorporated on September 4, 1998 in Arkansas. Jerry Neel, Jr. is the sole stockholder of the Company.  Neel’s Food Services, Inc., a wholly owned subsidiary, operates as Jerry Neel’s BBQ Restaurants.  The Company’s operations are in Fort Smith, Arkansas and the surrounding areas.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  Revenues are recognized in the period in which they are earned.  Expenses are recognized in the period in which they are incurred.

Property and Equipment

Property and equipment is stated at cost.  Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the assets, which range from five to thirty-one and one half years.  At January 31 , 2007 and 2006, the Company had fully depreciated assets with an approximate cost of $319,000 and $298,000 respectively, which were still in service.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.  At January 31, 2007 and 2006, inventory consisted of food, beverage, and paper goods.

Deferred Income Taxes

Deferred income taxes are calculated for certain transactions and events because of differing treatments under accounting principles generally accepted in the United States of America and the currently enacted tax laws of the Federal and state governments.  The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying Consolidated Balance Sheets.  See Note 4 for further details.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  At January 31, 2007 and 2006, the Company had no cash equivalents.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007 AND 2006

(Continued)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising and Promotions

The Company follows the policy of charging advertising and promotions to expense as incurred.

SFAS No. 144

Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Accounts Receivable

The Company considers accounts receivable to be fully collectible.  Accordingly, no allowance for doubtful accounts is deemed necessary.  If accounts become uncollectible, they will be charged to operations when that determination is made.  Determination of uncollectibility is made by management based on knowledge of individual customers and consideration of such factors as current economic conditions.  Credit extended to customers is generally uncollateralized.  Past-due status is based on contractual terms.  Past-due accounts are not charged interest.

Net Income Per Share of Common Stock

Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during each three months.  The net income (loss) per share of common stock was ($0.005) and $0.04, respectively, for the three months ended January 31, 2007 and 2006 based on the weighted average of outstanding common stock of 1,686,000 and 1,000,000 shares, respectively.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007 AND 2006

(Continued)

NOTE 2 : GOODWILL

On November 11, 1998, J-Kan, Inc. purchased 500 shares of the outstanding common stock, with a carrying value of $302,120, from Neel’s Food Service, Inc. for $423,000. As the Company and Neel’s Food Service, Inc. were under common control at the date of the purchase, the common stock acquired was recorded at the carrying value to Neel’s Food Service, Inc.  The difference between the carrying value of the stock and the purchase price was record as goodwill in the amount of $120,880.  At January 31, 2007 and 2006, this amount was included in goodwill on the consolidated balance sheet.

The Financial Accounting Standards Board (FASB) has issued Statement No. 142, “Goodwill and Other Intangible Assets”.  This statement disallows monthly amortization of goodwill and certain other intangible assets.  Under this statement, these assets are to be evaluated annually for a decline in value and, if necessary, written down at that time.

Although the Company has not amortized the recorded goodwill, they have not evaluated the goodwill annually for any potential declines in value.  The effects on the consolidated financial statements of this departure from accounting principles generally accepted in the United States of America have not been determined.

NOTE 3:  RELATED PARTY TRANSACTIONS

At January 31, 2007 and 2006, the Company had notes payable of $49,500 and $19,500, respectively, to stockholders.  These notes are unsecured, bear no interest, and no formal repayment arrangements have been established with the stockholders.

The Company leases a building from a stockholder under an operating lease. The lease requires monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003. The Company is required to pay all executory costs such as property taxes, maintenance, and insurance on the property under lease. Rent paid to a related party for the six months ended January 31, 2007 and 2006, amounted to $28,000 and $6,000, respectively.  Rent payable to related party at  and  amounted to $14,000 and $-0-, respectively.

At January 31, 2007, the minimum lease payments under the terms of the lease agreement were as follows:

Year ending January 31,

2010

$

48,000

2011

    48,000

2012

    44,000

At January 31, 2007 and 2006, one shareholder owned approximately 60% of the Company’s outstanding common stock and had the effective power to control the vote on substantially all significant matters without the approval of the other stockholders.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007 AND 2006

(Continued)

NOTE 4:   INCOME TAXES

The Company utilizes a liability approach to financial accounting and reporting for income taxes.  The difference between the financial statement and tax bases of assets and liabilities is determined annually.  Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized.  No valuation allowance was deemed necessary by management as of January 31, 2007, and 2006.  Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

The benefit for income taxes consists of the following:

2007

2006

Deferred Taxes

$

4,000

$

3,000

The net deferred tax amounts included in the accompanying Balance Sheets include the following:

2007

2006

Deferred tax asset – noncurrent

$

-

$

1,000

Deferred tax liability – noncurrent

(19,000)

  (11,000)

$

(19,000)

$

  (12,000)

The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment for tax purposes.  The deferred tax asset results from the charitable contribution carryover.

The provision for income taxes differs from that computed by applying Federal statutory rates to income before provision for income taxes because of the effects of graduated tax rates, state income taxes, and nondeductible expenses.

Income taxes paid during each of the six months ended January 31, 2007 and 2006 amounted to $5,608 and $3,919, respectively.

NOTE 5: LONG-TERM DEBT

Long-term debt consists of:

2007

2006

Notes payable to related parties, uncollateralized,

  due in annual installments

$

3,223

$

8,223

6.25% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $992, including interest

5,841

16,998

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007 AND 2006

(Continued)

NOTE 5: LONG-TERM DEBT – CONTINUED

2007

2006

2.9% Note payable to GMAC, collateralized

  by automobile, due in monthly installments

  of $931, including interest

17,213

-

8.96% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $1,416, including interest

16,192

         -

42,469

25,221

 Less current portion

32,002

13,302

$

10,467

$

11,919

Long-term debt maturities are as follows:

Year ending January 31,

2008

$

32,002

2009

6,926

2010

3,541

Interest paid during the six months ended January 31, 2007 amounted to $1,520.

NOTE 6:  CONTINGENCIES – INCOME TAX AUDIT

The Internal Revenue Service is in the process of completing an examination of the Company’s federal income tax return for the fiscal year ended July 31, 2005, the results of which are not determinable or estimable.  However, management is of the opinion that any resulting unfavorable outcome would not have a material impact on the financial statements.

NOTE 7:  FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company uses the following methods and assumptions to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

Cash and cash equivalents - The carrying amount approximates fair value because of the short maturity of those instruments.

Accounts receivable - The carrying value of accounts receivable approximates fair value due to their short-term nature and historical collectibility.

Accounts payable - The carrying value of accounts payable approximates fair value due to the short-term nature of the obligations.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007 AND 2006

(Continued)

NOTE 7:  FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Long-term debt - The fair value of the Company’s long-term debt is estimated by discounting the future cash flow using the Company’s current borrowing rates for similar types and maturities of debt.

The estimated fair values of the Company’s financial instruments as of January 31, 2007 and 2006 are as follows:

	2007		2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	$14,642	$14,642	$13,302	$13,302
Accounts receivable	12,810	12,810	10,175	10,175

Accounts payable	(40,877)	(40,877)	(37,631)	(37,631)
Long-term debt	(42,469)	(42,469)	(25,221)	(25,221)

The company determined the estimated fair value amounts by using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

NOTE 8:  CURRENT ACCOUNTING DEVELOPMENTS

The Financial Accounting Standards Board (FASB) has issued Statements of Financial Accounting Standards (Statement) No. 151 (As Amended), “Inventory Costs” This Statement requires a company to allocate fixed production overhead costs to inventory based on the normal capacity of the production facilities, and to record abnormal amounts of idle facility expense, freight, handling costs, and wasted materials as current-period charges. The Company does not manufacture inventory and the adoption of this standard has not materially affected the Company’s reported earnings, financial condition or cash flows as of or for the periods ended January 31, 2007 and 2006.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007 AND 2006

(Continued)

NOTE 8:  CURRENT ACCOUNTING DEVELOPMENTS - CONTINUED

The Financial Accounting Standards Board (FASB) has issued Statements of Financial Accounting Standards (Statement) No. 154, “Accounting Changes and Error Corrections”. This Statement requires a company to retrospectively apply changes in accounting principles to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine either the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement.  The Company adopted this accounting standard on January 1, 2005.  The adoption of this standard resulted in no material changes to the Company’s financial statements as of and for the period ended January 31, 2007 and 2006.

The Financial Accounting Standards Board (FASB) has issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations”.  This Interpretation requires a company to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.  The Company is not aware of any potential liability for asset retirement obligation, and adoption of this accounting standard has not materially affected the Company’s reported earnings, financial condition or cash flows as of or for the periods ended January 31, 2007 and 2006.

NOTE 9:  STOCK TRANSACTIONS AND SUBSEQUENT EVENTS

On October 11, 2006, the Company’s Board of Directors filed to amend and restate the Company’s Articles of Incorporation to change the number of authorized shares of common stock from 4,000 to 100,000,000.  Also included in this filing was a change in the common stock par value from $1.00 to $.01.  An additional 49,500 shares of stock were issued to the stockholder resulting in no change to the dollar amount of common stock outstanding.

Also, on October 11, 2006, the Company’s Board of Directors issued 2,800 shares of common stock in exchange for services (56,000 shares post December 9, 2006 20:1 forward stock split).

During November 2006, the Company’s Board of Directors authorized the issuance of stock subscriptions for a total of 31,500 shares to be issued at a price of $0.01 per share (630,000 shares post December 9, 2006 20:1 forward stock split).  These stock subscriptions were subject to certain limitations, including but not limited to:

1.

An agreement not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in any registration) without the prior written consent of the Company as the case may be, for such period of time (not to exceed 180 days) from the effective date of any registration as may be requested by the Company and to execute an agreement reflecting the foregoing as may be requested by the Company at the time of any registration of shares.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007 AND 2006

(Continued)

NOTE 9:  STOCK TRANSACTIONS AND SUBSEQUENT EVENTS – CONTINUED

2.

The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(a)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b)

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The value of the shares for the October and November 2006 issuances discussed above was determined by the Company without independent valuation of the shares. The Company established the offering price based on its estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. The Company did not obtain an independent appraisal opinion on the valuation of the shares.

On December 9, 2006, the Company’s Board of Directors authorized a 20:1 forward split of its common stock resulting in 1,686,000 shares of stock being issued and outstanding as of that date.

The accompanying consolidated financial statements have been adjusted to reflect the effects of the change in par value and the forward stock split.

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of J-Kan, Inc. and subsidiary:

We have audited the accompanying balance sheet of J-Kan, Inc. and subsidiary as of July 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the year ended July 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J-Kan, Inc. and subsidiary as of July 31, 2006 and the results of its operations and its cash flows for the year ended July 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

January 16, 2007

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET JULY 31, 2006

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$6,943
Accounts receivable	13,494
Inventory	8,775
Total Current Assets	29,212

PROPERTY AND EQUIPMENT
Vehicles	155,697
Storage building	2,943
Equipment	214,608
Furniture and fixtures	107,714
Sign	14,727
Leasehold improvements	44,899
Less accumulated depreciation	-392,177
Total Property and Equipment	148,411

OTHER ASSETS
Goodwill - stock purchase	120,880
Deposits and memberships	3,281
Accounts receivable - stockholder	982
Total Other Assets	125,143
TOTAL ASSETS	$302,766

See accompanying notes.

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J-KAN, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

JULY 31, 2006

CONTINUED

LIABILITIES & STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$33,517
Accounts payable	23,636
Income taxes payable	10,205
Accrued payroll	14,804
Accrued payroll taxes withheld and payable	18,386
Accrued interest	750
Accrued rent	14,000
Total Current Liabilities	115,298

LONG-TERM LIABILITIES
Long-term debt	25,480
N/P stockholder	19,500
Deferred tax liability	12,000
Total Long-term Liabilities	56,980
Total Liabilities	172,278
STOCKHOLDER'S EQUITY
Common Stock, $.01 par value, 100,000,000 shares authorized,
1,000,000 shares issued & outstanding - NOTE 8	500
Retained Earnings	129,988
Total Stockholder's Equity	130,488
TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$302,766

See accompanying notes.

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JULY 31, 2006
REVENUE	$1,149,386

OPERATING EXPENSES
Advertising	16,094
Automobile	12,483
Bank charges	15,103
Continuing education	3,152
Contract labor	504
Contributions	3,515
Depreciation	37,893
Dues and subscriptions	1,335
Insurance, general	19,990
Insurance, health	27,536
Insurance, life	9,203
Laundry, linen and uniforms	3,739
Legal and accounting	16,740
Miscellaneous	800
Payroll taxes	25,631
Postage	446
Purchases	443,284
Rent	51,956
Repairs and maintenance	18,424
Salaries	316,683
Security	961
Supplies	15,967
Taxes and licenses	4,990
Telephone	13,785
Travel	6,846
Utilities	39,115
Total Operating Expenses	1,106,175
INCOME FROM OPERATIONS	43,211

OTHER INCOME (EXPENSE)
Other income	927
Interest expense	(3,470)
Total Other Income (Expense)	(2,543)

INCOME BEFORE PROVISION FOR INCOME TAXES	40,668

PROVISION FOR INCOME TAXES	15,216

Net Income (Loss)	$25,452

Earnings (loss) per common share:
Net income (loss) per share - NOTE 1	$0.03

See accompanying notes.

Return to J-Kan Inc. Table of Contents

J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY FOR THE YEAR ENDED JULY 31, 2006
	Common Stock		Retained
	Shares	Amount	Earnings	Total
Balances at August 1, 2005 – NOTE 8	1,000,000	$500.00	$104,536	$105,036

Net Income (Loss)			25,452	25,452

Balances at July 31, 2006	1,000,000	$500.00	$129,988	$130,488

See accompanying notes.

Return to J-Kan Inc. Table of Contents

J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED JULY 31, 2006

OPERATING ACTIVITIES
Net Income (Loss)	$25,452
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation	37,893
(Gain) on disposal of assets	(3,573)
Deferred income taxes	4,000
Changes in accounts receivable	(4,278)
Changes in inventory	450
Changes in prepaid income taxes	3,919
Changes in accounts payable	1,224
Changes in income taxes payable	10,205
Changes in accrued payroll	1,041
Changes in payroll taxes withheld and payable	937
Changes in accrued interest	(700)
Changes in accrued rent	14,000
Net cash provided by Operating Activities	90,570
INVESTING ACTIVITIES
Changes in accounts receivable stockholders	(982)
Purchases of property and equipment	(50,964)
Proceeds from sale of property and equipment	11,000
Net cash provided by Investing Activities	(40,946)
FINANCING ACTIVITIES:
Change in bank overdraft	(25,076)
Proceeds from issuance of long-term debt	41,014
Principal payments on long-tem debt	(58,619)
Net cash provided by Financing Activities	(42,681)
Net increase (decrease) in cash & cash equivalents	6,943
Cash & cash equivalents at beginning of year	0
Cash & cash equivalents at end of year	$6,943

SUPPLEMENTAL DISCLOSURE:

Interest	3,470

See accompanying notes.

Return to J-Kan Inc. Table of Contents

J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2006

NOTE 1:  SUMMARY OF SIGNIFICATION ACCOUNTING POLICIES

Nature of Business

J-Kan, Inc. (the Company) was incorporated on September 4, 1998 in Arkansas. Jerry Neel, Jr. is the sole stockholder of the Company.  Neel’s Food Services, Inc., a wholly owned subsidiary, operates as Jerry Neel’s BBQ Restaurants.  The Company’s operations are in Fort Smith, Arkansas and the surrounding areas.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  Revenues are recognized in the period in which they are earned.  Expenses are recognized in the period in which they are incurred.

Property and Equipment

Property and equipment is stated at cost.  Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the assets, which range from five to thirty-one and one half years.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.  At July 31, 2006, inventory consisted of food, beverage, and paper goods.

Deferred Income Taxes

Deferred income taxes are calculated for certain transactions and events because of differing treatments under accounting principles generally accepted in the United States of America and the currently enacted tax laws of the Federal and state governments.  The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying Consolidated Balance Sheets.  See Note 4 for further details.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Return to J-Kan Inc. Table of Contents

J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2006

(Continued)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising and Promotions

The Company follows the policy of charging advertising and promotions to expense as incurred ..

SFAS No. 144

Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Accounts Receivable

The Company considers accounts receivable to be fully collectible.  Accordingly, no allowance for doubtful accounts is deemed necessary.  If accounts become uncollectible, they will be charged to operations when that determination is made.  Determination of uncollectibility is made by management based on knowledge of individual customers and consideration of such factors as current economic conditions.  Credit extended to customers is generally uncollateralized.  Past-due status is based on contractual terms.  Past-due accounts are not charged interest.

Net Income Per Share of Common Stock

Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during each year.  The net income per share of common stock was $0.04 for the year ended July 31, 2006 based on the weighted average of outstanding common stock of 1,000,000 shares.

NOTE 2: GOODWILL

The Company uses the purchase method of accounting for qualifying business combinations.  Under the purchase method of accounting, the assets and liabilities of the acquired companies are recorded at their estimated fair values at the date of acquisition.  The excess of cost over their fair values is recognized as goodwill.  In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, identified intangible assets, other than goodwill, are amortized over their estimated useful lives.  Goodwill is not amortized for financial reporting purposes.  Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2006

(Continued)

NOTE 3:  RELATED PARTY TRANSACTIONS

At July 31, 2006, the Company had a note payable of $19,500 to the stockholder.  This note is an unsecured, non-interest bearing note from the Company to the stockholder due in annual installments.

The Company leases a building from the sole stockholder’s father under an operating lease. The lease requires monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003. The Company is required to pay all executory costs such as property taxes, maintenance, and insurance on the property under lease. Total rent for the year ended July 31, 2006, paid to related party was $34,000.

At July 31, 2006, the minimum lease payments under the terms of the lease agreement were as follows:

Year ending July 31,

2013

$

48,000

2014

    48,000

2015

    48,000

2016

    48,000

2017

    12,000

NOTE 4:  INCOME TAXES

The Company utilizes a liability approach to financial accounting and reporting for income taxes.  The difference between the financial statement and tax bases of assets and liabilities is determined annually.  Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized.  No valuation allowance was deemed necessary by management as of July 31, 2006.  Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

The provision for income taxes consists of the following:

2006

Current Taxes

$

11,216

Deferred Taxes

4,000

$

15,216

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2006

(Continued)

NOTE 4:  INCOME TAXES -- CONTINUED

The net deferred tax amounts included in the accompanying Balance Sheet include the following:

2006

Deferred tax asset – noncurrent

$

-

Deferred tax liability – noncurrent

(12,000)

$

(12,000)

The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment for tax purposes.  The deferred tax asset results from the charitable contribution carryover.

The provision for income taxes differs from that computed by applying Federal statutory rates to income before provision for income taxes because of the effects of graduated tax rates, state income taxes, and nondeductible expenses.

NOTE 5: LONG-TERM DEBT

Long-term debt consists of:

2006

6.25% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $658, including interest

$

-

Notes payable to related parties, uncollateralized,

  due in annual installments

3,223

6.25% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $992, including interest

11,506

2.9% Note payable to GMAC, collateralized

  by automobile, due in monthly installments

  of $931, including interest

20,507

8.96% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $1,416, including interest

23,761

58,997

 Less current portion

33,517

$

25,480

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2006

(Continued)

NOTE 5: LONG-TERM DEBT -- CONTINUED

Long-term debt maturities are as follows:

Year ending July 31,

2007

$

33,517

2008

18,444

2009

7,036

NOTE 6: NONCASH INVESTING AND FINANCING ACTIVITIES

During the year ended July 31, 2006, the Company borrowed money for the purchase of a vehicle.  Vehicles was increased by $21,783, long-term debt increased by $20,507 and payables increased by $1,276.

NOTE 7:  CONTINGENCIES – INCOME TAX AUDIT

The Internal Revenue Service is in the process of completing an examination of the Company’s federal income tax return for the fiscal year ended July 31, 2005, the results of which are not determinable or estimable.  However, management is of the opinion that any resulting unfavorable outcome would not have a material impact on the financial statements.

NOTE 8:  SUBSEQUENT EVENTS

On October 11, 2006, the Company’s Board of Directors filed to amend and restate the Company’s Articles of Incorporation to change the number of authorized shares of common stock from 4,000 to 100,000,000.  Also included in this filing was a change in the common stock par value from $1.00 to $.01.  An additional 49,500 shares of stock were issued to the stockholder resulting in no change to the dollar amount of common stock outstanding.

Also, on October 11, 2006, the Company’s Board of Directors issued 2,800 shares of common stock in exchange for services (56,000 shares post December 9, 2006 20:1 forward stock split).

During November 2006, the Company’s Board of Directors authorized the issuance of stock subscriptions for a total of 31,500 shares to be issued at a price of $0.01 per share (630,000 shares post December 9, 2006 20:1 forward stock split).

The value of the shares for the October and November 2006 issuances discussed above was determined by the Company without independent valuation of the shares. The Company established the offering price based on its estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. The Company did not obtain an independent appraisal opinion on the valuation of the shares.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2006

(Continued)

NOTE 8:  SUBSEQUENT EVENTS – CONTINUED

On December 9, 2006, the Company’s Board of Directors authorized a 20:1 forward split of its common stock resulting in 1,686,000 shares of stock being issued and outstanding as of that date.

The accompanying consolidated financial statements have been adjusted to reflect the effects of the change in par value and the forward stock split.

NOTE 9 : RESTATEMENT OF 2006 FOR ACCRUED RENT

The Company leases a building from the stockholder under an operating lease.  The lease requires payments of $4,000 per month.  During the year ended July 31, 2006, the company paid rent of $34,000 to the stockholder.  The additional rent due of $14,000 has been recorded by the Company as an increase in accrued rent and rent expense.  The July 31, 2006 financial statements have been restated to incorporate these changes.

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of J-Kan, Inc. and subsidiary:

We have audited the accompanying balance sheet of J-Kan, Inc. and subsidiary as of July 31, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the year ended July 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J-Kan, Inc. and subsidiary as of July 31, 2005 and the results of its operations and its cash flows for the year ended July 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

January 16, 2007

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET JULY 31, 2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$0.00
Accounts receivable	9,216
Inventory	9,225
Prepaid income taxes	3,919
Total current assets	22,360

PROPERTY AND EQUIPMENT
Vehicles	120,874
Storage building	4,112
Equipment	202,961
Furniture and fixtures	107,714
Sign	14,727
Leasehold improvements	44,899
Less accumulated depreciation	(373,027)
Total Property and Equipment	122,260

OTHER ASSETS
Goodwill – stock purchase	120,880
Deposits and memberships	3,281
Total Other Assets	124,161

TOTAL ASSETS	$268,781

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET JULY 31, 2005 (CONTINUED)
LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$52,872
Income taxes payable	25,076
Accounts payable	22,412
Accrued payroll	13,763
Accrued payroll taxes withheld and payable	17,449
Accrued Interest	1,450
Total current liabilities	133,022

LONG-TERM LIABILITIES
Long-term debt	3,223
N/P stockholder	19,500
Deferred tax liability	8,000
Total long-term liabilities	30,723

TOTAL LIABILITIES	163,745

STOCKHOLDER’S EQUITY
Common stock, $.01 par value, 100,000,000 shares authorized,
1,000,000 shares issued and outstanding – NOTE 8	500
Retained Earnings	104,536
Total Stockholder’s Equity	105,036

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$268,781
See accompanying notes.

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JULY 31, 2005

REVENUE	$1,107,156

COST OF GOODS SOLD	479,354

GROSS PROFIT	627,802

OPERATING EXPENSES
Advertising	23,388
Automobile	10,601
Bank charges	12,422
Continuing education	517
Contract labor	1,570
Contributions	4,800
Depreciation	37,053
Dues and Subscriptions	3,138
Insurance, general	28,536
Insurance, health	21,407
Insurance, life	9,227
Laundry, linen and uniforms	4,540
Legal and accounting	9,568
Management fees	33
Miscellaneous	534
Payroll taxes	26,361
Postage	730
Rent	49,858
Repairs and maintenance	13,746
Salaries	273,929
Security	779
Supplies	17,580
Taxes and licenses	3,705
Telephone	10,027
Travel	9,705
Utilities	34,747
Total Operating Expenses	608,501
INCOME FROM OPERATIONS	19,301

OTHER INCOME (EXPENSE)
Other income	45
Gain on sale of assets	1,000
Interest expense	(5,013)
Total Other Income (Expense)	(3,968)

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JULY 31, 2005 (CONTINUED)

INCOME BEFORE PROVISION FOR INCOME TAXES	15,333

PROVISION FOR INCOME TAXES	5,773

NET INCOME (LOSS)	$9,560

Earnings (loss) per common share: Net income (loss) per share – NOTE 1	$0.01
See accompanying notes.

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J-KAN, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER EQUITY FOR THE YEAR ENDED JULY 31, 2005
	Common Stock		Retained
	Shares	Amount	Earnings	Total
Balances at August 1, 2004	500	$500.00	$94,976	$95,476

Net Income (Loss)			9,560	9,560

Recapitalization of Stock Note 8	49,500	0		0

20:1 Forward Stock Split Note 8	950,000	0		0

Balances at July 31, 2006	1,000,000	$500.00	$104,536	$105,036

See accompanying notes.

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J-KAN, INC. AND SUBSIDIARY Consolidated Statement of Cash Flows For The Year Ended July 31, 2005

OPERATING ACTIVITIES:
Net Income (Loss)	$9,560
Adjustments to reconcile Net income
to net cash provided by operations:
Depreciation	37,053
(Gain) on disposal of assets	(1,000)
Deferred income taxes	2,000
Changes in accounts receivable	(163)
Changes in Inventory	323
Changes in prepaid income taxes	(3,919)
Changes in accounts payable	6,229
Changes in income taxes payable	(1,100)
Changes in accrued payroll	(276)
Changes in payroll taxes withheld and payable	465
Changes in accrued interest	1,117
Net cash provided by Operating Activities	50,289

INVESTING ACTIVITIES:
Purchase of Property and Equipment	(19,636)
Proceeds from sale of property and equipment	1,000
Net cash provided by Investing Activities	(18,636)

FINANCING ACTIVITIES:
Change in bank overdraft	12,511
Proceeds from issuance of long-term debt	4,898
Principal payments on long-term debt	(49,062)
Net Cash Provided by Financing Activities	(31,653)

Net Increase (decrease) in cash and cash equivalents	0
Cash and cash equivalents at beginning of year	0

Cash and cash equivalents at end of year	$0

SUPPLEMENTAL DISCLOSURE
Interest	5,013

See accompanying notes.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2005

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

J-Kan, Inc. (the Company) was incorporated on September 4, 1998 in Arkansas. Jerry Neel, Jr. is the sole stockholder of the Company.  Neel’s Food Services, Inc., a wholly owned subsidiary, operates as Jerry Neel’s BBQ Restaurants.  The Company’s operations are in Fort Smith, Arkansas and the surrounding areas.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  Revenues are recognized in the period in which they are earned.  Expenses are recognized in the period in which they are incurred.

Property and Equipment

Property and equipment is stated at cost.  Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the assets, which range from five to thirty-one and one half years.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.  At July 31, 2005, inventory consisted of food, beverage, and paper goods.

Deferred Income Taxes

Deferred income taxes are calculated for certain transactions and events because of differing treatments under accounting principles generally accepted in the United States of America and the currently enacted tax laws of the Federal and state governments.  The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying Consolidated Balance Sheets.  See Note 4 for further details.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  At July 31, 2005, the Company had no cash equivalents.

Return to J-Kan Inc. Table of Contents

J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2005

(Continued)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising and Promotions

The Company follows the policy of charging advertising and promotions to expense as incurred.

SFAS No. 144

Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Accounts Receivable

The Company considers accounts receivable to be fully collectible.  Accordingly, no allowance for doubtful accounts is deemed necessary.  If accounts become uncollectible, they will be charged to operations when that determination is made.  Determination of uncollectibility is made by management based on knowledge of individual customers and consideration of such factors as current economic conditions.  Credit extended to customers is generally uncollateralized.  Past-due status is based on contractual terms.  Past-due accounts are not charged interest.

Net Income Per Share of Common Stock

Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year.  The net income per share of common stock was $0.01 for the years ended July 31, 2005 based on the weighted average of outstanding common stock of 1,000,000 shares.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2005

(Continued)

NOTE 2: GOODWILL

The Company uses the purchase method of accounting for qualifying business combinations.  Under the purchase method of accounting, the assets and liabilities of the acquired companies are recorded at their estimated fair values at the date of acquisition.  The excess of cost over their fair values is recognized as goodwill.  In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, identified intangible assets, other than goodwill, are amortized over their estimated useful lives.  Goodwill is not amortized for financial reporting purposes.  Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life.

NOTE 3:  RELATED PARTY TRANSACTIONS

At July 31, 2005, the Company had a note payable of $19,500 to the stockholder.  This note is an unsecured, non-interest bearing note from the Company to the stockholder due in annual installments.

The Company leases a building from the sole stockholder’s father under an operating lease. The lease requires monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003. The Company is required to pay all executory costs such as property taxes, maintenance, and insurance on the property under lease. Total rent for the years ended July 31, 2005, paid to related party was $47,900.

At July 31, 2006, the minimum lease payments under the terms of the lease agreement were as follows:

Year ending July 31,

2006	$48,000
2007	48,000
2008	48,000
2009	48,000
2010	48,000

NOTE 4:  INCOME TAXES

The Company utilizes a liability approach to financial accounting and reporting for income taxes.  The difference between the financial statement and tax bases of assets and liabilities is determined annually.  Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized.  No valuation allowance was deemed necessary by management as of July 31, 2005.  Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2005

(Continued)

NOTE 4:  INCOME TAXES – CONTINUED

The provision for income taxes consists of the following:

2005

Current Taxes

$

3,773

Deferred Taxes

2,000

$

5,773

The net deferred tax amounts included in the accompanying Balance Sheets include the following:

2005

Deferred tax asset – noncurrent

$

1,000

Deferred tax liability – noncurrent

  (9,000)

$

  (8,000)

The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment for tax purposes.  The deferred tax asset results from the charitable contribution carryover.

The provision for income taxes differs from that computed by applying Federal statutory rates to income before provision for income taxes because of the effects of graduated tax rates, state income taxes, and nondeductible expenses.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2005

(Continued)

NOTE 5: LONG-TERM DEBT

Long-term debt consists of:

2005

6.25% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $658, including interest

$

Notes payable to related parties, uncollateralized,

  due in annual installments

33,121

6.25% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $992, including interest

22,320

2.9% Note payable to GMAC, collateralized

  by automobile, due in monthly installments

  of $931, including interest

-

8.96% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $1,416, including interest

          -

75,595

 Less current portion

52,872

$

22,723

Long-term debt maturities are as follows:

Year ending July 31,

2006

$

25,480

2007

33,517

2008

18,444

2009

  7,036

NOTE 6: NONCASH INVESTING AND FINANCING ACTIVITIES

During the year ended July 31, 2005 the Company wrote off fully depreciated assets totaling $38,042.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2005

(Continued)

NOTE 7:  CONTINGENCIES – INCOME TAX AUDIT

The Internal Revenue Service is in the process of completing an examination of the Company’s federal income tax return for the fiscal year ended July 31, 2005, the results of which are not determinable or estimable.  However, management is of the opinion that any resulting unfavorable outcome would not have a material impact on the financial statements.

NOTE 8:  SUBSEQUENT EVENTS

On October 11, 2006, the Company’s Board of Directors filed to amend and restate the Company’s Articles of Incorporation to change the number of authorized shares of common stock from 4,000 to 100,000,000.  Also included in this filing was a change in the common stock par value from $1.00 to $.01.  An additional 49,500 shares of stock were issued to the stockholder resulting in no change to the dollar amount of common stock outstanding.

Also, on October 11, 2006, the Company’s Board of Directors issued 2,800 shares of common stock in exchange for services (56,000 shares post December 9, 2006 20:1 forward stock split).

During November 2006, the Company’s Board of Directors authorized the issuance of stock subscriptions for a total of 31,500 shares to be issued at a price of $0.01 per share (630,000 shares post December 9, 2006 20:1 forward stock split).

The value of the shares for the October and November 2006 issuances discussed above was determined by the Company without independent valuation of the shares. The Company established the offering price based on its estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. The Company did not obtain an independent appraisal opinion on the valuation of the shares.

On December 9, 2006, the Company’s Board of Directors authorized a 20:1 forward split of its common stock resulting in 1,686,000 shares of stock being issued and outstanding as of that date.

The accompanying consolidated financial statements have been adjusted to reflect the effects of the change in par value and the forward stock split.

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(Outside Back Cover Page Prospectus)

Until __________, 2007 (120 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

PROSPECTUS SUMMARY
RISK FACTORS
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF BUSINESS
LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
AUDIT COMMITTEE
DISCLOSURE CONTROLS AND PROCEDURES
INTERNAL CONTROLS OVER FINANCIAL REPORTING
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
WHERE YOU CAN FIND MORE INFORMATION
FINANCIAL STATEMENTS

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers

Article 27 Section 4-27-850 of the Arkansas Business Corporations Act of 1987 permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Arkansas law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by J-Kan, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$180.40
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$1,750.00
Accounting Fees and Expenses	$12,000.00
Legal Fees and Expenses	$30,000.00
Transfer Agent's Fees and Expenses	$2,000.00
Miscellaneous	$1,000.00
Total	$469,30.40

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of J-Kan, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of J-Kan, Inc. were issued by J-Kan within the past three (3) years and were not registered under the Securities Act of 1933:

(a)      On October 11, 2006 the Board of Directors authorized the sale of up to fifty thousand (50,000) additional shares of stock. The company sold thirty-one thousand five hundred (31,500) of the authorized fifty thousand (50,000) shares and then closed the sale of additional shares. The sale of stock to the following individuals was issued shares from the authorized capital stock for additional paid-in-capital. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public.  There was no information transmitted by electronic means or by use of the Internet.  Shares were sold to friends, family and personal business acquaintances of the President, Jerry Neel, Jr. Each individual had specific knowledge of the Company’s operation that was given to them personally by the President, Jerry Neel, Jr. Each individual is considered educated and informed concerning small investments, such as

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the $7.00 investment in our company. The sale of the shares occurred between November 21, 2006 and November 27, 2006. Upon receipt of the executed subscription agreements, the sale of any additional shares was closed by the Board of Directors.

(b)      Also on October 11, 2006, the Board of Directors authorized the issuance of 2,800 shares of common stock to the Board of Directors for services rendered.

(c)      The following table details the recent issuance of shares discussed in (a) and (b) above and gives effect to the forward stock split of 20:1 that occurred on December 9, 2006.

	October 11, 2006			November 21-27, 2006
Name of Stockholder	Shares Received	Date Shares Issued	Consideration	Shares Received	Date Shares Sold	Consideration
Jerry Neel, Jr.	14,000	10-11-2006	Services	14,000	11-27-2006	$7.00 Check
Marisu Neel	14,000	10-11-2006	Services	14,000	11-27-2006	$7.00 Check
Jerry Neel, Sr.	14,000	10-11-2006	Services	14,000	11-23-2006	$7.00 Check
Sandra Neel	14,000	10-11-2006	Services	14,000	11-23-2006	$7.00 Check
Rodney Neel				14,000	11-22-2006	$7.00 Check
Caroline Neel				14,000	11-23-2006	$7.00 Check
J. Scott Neel				14,000	11-23-2006	$7.00 Check
Dennis Neel				14,000	11-22-2006	$7.00 Check
Katelyn Neel				14,000	11-27-2006	$7.00 Check
Natalie Neel				14,000	11-27-2006	$7.00 Check
Paul W. Neel				14,000	11-22-2006	$7.00 Check
Eric K. Neel				14,000	11-22-2006	$7.00 Check
Michele Cardamore				14,000	11-27-2006	$7.00 Money Order
Nathan Cardamore				14,000	11-27-2006	$7.00 Money Order
Andrew Cardamore				14,000	11-27-2006	$7.00 Check
Jim Dowdy				14,000	11-27-2006	$7.00 Money Order
Angela Dowdy				14,000	11-27-2006	$7.00 Money Order
Janice Udouj				14,000	11-27-2006	$7.00 Check
Betty Schrader				14,000	11-26-2006	$7.00 Check
Steve Whitlock				14,000	11-27-2006	$7.00 Check
Herb Click				14,000	11-27-2006	$7.00 Check
Stephanie Click				14,000	11-27-2006	$7.00 Check
Darrell Hayes				14,000	11-27-2006	$7.00 Check
JoAnn Hayes				14,000	11-27-2006	$7.00 Check
Darrick W. Hatton				14,000	11-27-2006	$7.00 Check
Fonda Kirschner				14,000	11-27-2006	$7.00 Money Order
Greg Gipson				14,000	11-23-2006	$7.00 Check
Karen Gipson				14,000	11-23-2006	$7.00 Check
Sharron M. Burton				14,000	11-22-2006	$7.00 Money Order
Breck Hatcher				14,000	11-27-2006	$7.00 Check
Virginia Hatcher				14,000	11-27-2006	$7.00 Check
Sharon Bartsch				14,000	11-23-2006	$7.00 Check
Jerry D. Womack, Sr.				14,000	11-27-2006	$7.00 Money Order
Rebecca S. Little				14,000	11-27-2006	$7.00 Money Order
Melissa Real				14,000	11-24-2006	$7.00 Check
Joanna Albert				14,000	11-21-2006	$7.00 Check
Gail Phillips				14,000	11-24-2006	$7.00 Check
Maytha D. Reather				14,000	11-23-2006	$7.00 Check
Donna Grimes				14,000	11-21-2006	$7.00 Check
Gilbert A. Foster				14,000	11-23-2006	$7.00 Check
Kristan Lewellen				14,000	11-22-2006	$7.00 Check
Roger Hayward				14,000	11-27-2006	$7.00 Check
Sara M. Ash				14,000	11-27-2006	$7.00 Check

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James Fiske	14,000	11-22-2006	$7.00 Money Order
Becky DeVore	14,000	11-22-2006	$7.00 Money Order

Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3(i) *	Certificate of Amendment
3(ii) *	Articles of Incorporation
3(iii) *	By-Laws
4	Form of Stock Subscription Agreement
5.1	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
10	Building Lease
14*	Code of Ethics
15.1	Letter on Unaudited Interim Financial Information
23.1	Consent of Experts and Counsel: Independent Auditor's Consent by Randal N Drake, C.P.A.

Undertakings

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

 (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ft. Smith, State of Arkansas, on May 15 , 2007.

(Registrant) J-KAN, INC.
By: /s/ Jerry Neel, Jr.
Jerry Neel, Jr.
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/Jerry Neel, Jr. Jerry Neel, Jr.	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Secretary, Chairman of the Board of Directors	May 15 , 2007
/s/ Marisu Neel Marisu Neel	Treasurer/Director	May 15 , 2007
/s/Jerry Neel, Sr. Jerry Neel, Sr.	Director	May 15 , 2007
/s/ Sandra Neel Sandra Neel	Director	May 15 , 2007

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